UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

THE HOME DEPOT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE HOME DEPOT

PROXY STATEMENT

AND

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

THURSDAY, MAY 19, 2016 AT 9:00 A.M., EASTERN TIME COBB GALLERIA CENTRE, ATLANTA, GA

TO MY FELLOW SHAREHOLDERS:

It is my pleasure to invite you to attend our 2016 Annual Meeting of Shareholders on Thursday, May 19, 2016 at 9:00 a.m., Eastern Time. The meeting will be held at the Cobb Galleria Centre in Atlanta, Georgia.

The enclosed notice of meeting and proxy statement contain important information, including a description of the business that will be acted upon at the meeting, voting procedures and documentation required to attend the meeting. At the meeting, we will also report on the Company’s performance and operations and respond to your questions. If you will need special assistance or seating, please contact Kristy Homansky at (770) 384-3533.

If you are unable to attend the meeting, you can listen to the meeting and view the presentation on the Company’s performance through the live webcast on the Internet. Visit our Annual Meeting website at http://annualmeeting.homedepot.com for details. The webcast will be archived and available for replay beginning shortly after the meeting.

I hope you will be able to join us, and I look forward to seeing you.

Sincerely,

Craig A. Menear

Chairman, Chief Executive Officer and President

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote and submit your proxy over the Internet, by telephone or by mail.

Vote by Internet	Vote by telephone	Vote by mail

www.proxyvote.com	1-800-690-6903	Complete and mail your proxy card

THE HOME DEPOT, INC. 2455 Paces Ferry Road Atlanta, Georgia 30339

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

DATE:	Thursday, May 19, 2016

TIME:	9:00 a.m., Eastern Time

PLACE:	Cobb Galleria Centre Two Galleria Parkway Atlanta, Georgia 30339

ITEMS OF BUSINESS:	(1) To elect as directors of the Company the twelve persons named in the accompanying Proxy Statement for terms expiring at the 2017 annual meeting;

(2) To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2017;

(3) To cast an advisory vote to approve executive compensation;

(4) To act on two shareholder proposals described in the Proxy Statement, if properly presented; and

(5) To transact any other business properly brought before the meeting.

WHO MAY VOTE:	Shareholders of record as of the close of business on March 21, 2016 are entitled to vote.

ANNUAL MEETING MATERIALS:	A copy of this Proxy Statement and our 2015 Annual Report are available at http://reports.homedepot.com.

DATE OF MAILING:	A Notice of Internet Availability of Proxy Materials or this Proxy Statement is first being sent to shareholders on or about April 4, 2016.

By Order of the Board of Directors,

Teresa Wynn Roseborough

Corporate Secretary

THE HOME DEPOT 2016 PROXY STATEMENT

The Home Depot 2016 Proxy Statement	i

THE HOME DEPOT 2016 PROXY STATEMENT SUMMARY

This summary highlights information contained in this Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting as it contains important information about matters upon which you are being asked to vote.

2016 ANNUAL MEETING INFORMATION (see pages 1-4)

Date:	Thursday, May 19, 2016
Time:	9:00 a.m., Eastern Time
Location:	Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia 30339
Record Date:	March 21, 2016
Admission:	To attend the meeting in person, you will need proof of your share ownership and valid picture identification
Meeting Webcast:	http://annualmeeting.homedepot.com beginning at 9:00 a.m., Eastern Time, on May 19, 2016

ITEMS OF BUSINESS

Proposal		Board Recommendation	Page Number
1.	Election of twelve directors for one-year terms	For	13
2.	Ratification of appointment of KPMG LLP as our independent registered public accounting firm	For	20
3.	“Say-on-Pay” advisory vote to approve executive compensation	For	23
4.	Shareholder proposal regarding preparation of an employment diversity report	Against	24
5.	Shareholder proposal to reduce the threshold to call special shareholder meetings to 10% of outstanding shares	Against	26

FISCAL 2015 COMPANY PERFORMANCE HIGHLIGHTS (see page 29)

Strong execution of our strategic initiatives resulted in solid performance for fiscal 2015. Highlights include:

•	Increased net sales by 6.4% to $88.5 billion
•	Increased operating income by 12.5% to $11.8 billion
•	Increased diluted earnings per share by 15.9% to $5.46
•	Generated $9.4 billion in operating cash flow
•	Increased return on invested capital from 24.9% to 28.0%
•	Returned value to shareholders during fiscal 2015 through a 20% increase in our stock price, $3.0 billion in dividends, and $7.0 billion in share repurchases

FISCAL 2015 EXECUTIVE COMPENSATION HIGHLIGHTS (see pages 28-41)

We pay for performance:

•	A significant portion of our named executive officers’ (“NEOs”) target compensation is linked to Company performance:
°	Approximately 88% for our CEO
°	Approximately 81% for our other NEOs
•	100% of annual cash incentive compensation and approximately 67% of annual equity compensation are tied to Company performance against pre-established, specific, measurable financial performance goals

We seek to mitigate compensation-related risk through a variety of vehicles:

•	Annual compensation risk assessment
•	Compensation recoupment policy applicable to all executive officers
•	Anti-hedging policy applicable to all associates, officers and directors
•	Stock ownership and retention guidelines for executive officers
•	No change in control agreements

ii	The Home Depot 2016 Proxy Statement

THE HOME DEPOT 2016 PROXY STATEMENT SUMMARY

OUR CORPORATE GOVERNANCE POLICIES REFLECT BEST PRACTICES (see pages 5-12)

•	Annual election of directors
•	Majority voting standard in director elections
•	Shareholder ability to act by written consent and call special meetings
•	Shareholder right of proxy access
•	Independent Lead Director
•	Over 90% of directors and all Board committee members are independent
•	Independent directors meet without management
•	Annual Board strategy session and review of Company’s strategic plan
•	Limited outside board service for directors

•	No shareholder rights plan or “poison pill”
•	Director store walk policy
•	Board education and orientation program
•	Management succession policy set forth in Corporate Governance Guidelines
•	Annual Board and committee self-evaluations
•	Compensation recoupment policy applicable to all executive officers
•	Anti-hedging policy applicable to all associates, officers and directors
•	Stock ownership and retention guidelines for executive officers

2016 DIRECTOR NOMINEES (see pages 13-19)

Director Nominees			Board Committee Composition
Name	Director Since	Position	Audit	LDCC	NCGC	Finance
Gerard J. Arpey*	2015	Partner, Emerald Creek Group LLC
Ari Bousbib*	2007	Chairman and Chief Executive Officer, IMS Health Incorporated				Chair
Gregory D. Brenneman* (Lead Director)	2000	Chairman, President and Chief Executive Officer, CCMP Capital Advisors, LLC
J. Frank Brown* (Audit Committee Financial Expert)	2011	Managing Director and Chief Operating Officer, General Atlantic LLC	Chair
Albert P. Carey*	2008	Chief Executive Officer, PepsiCo North America Beverages		Chair
Armando Codina*	2007	Chairman, Codina Partners, LLC			Chair
Helena B. Foulkes*	2013	Executive Vice President, CVS Health Corporation and President, CVS/pharmacy
Linda R. Gooden* (Audit Committee Financial Expert)	2015	Former Executive Vice President, Information Systems & Global Solutions, Lockheed Martin Corporation
Wayne M. Hewett*	2014	Chief Executive Officer, Klöckner Pentaplast Group
Karen L. Katen*	2007	Senior Advisor, Essex Woodlands Health Ventures
Craig A. Menear	2014	Chairman, Chief Executive Officer and President, The Home Depot, Inc.
Mark Vadon*	2012	Founder and former Chairman, zulily, Inc. and Blue Nile, Inc.
* All director nominees are independent except Mr. Menear, our Chairman, Chief Executive Officer and President.			LDCC = Leadership Development and Compensation Committee NCGC = Nominating and Corporate Governance Committee

The Home Depot 2016 Proxy Statement	iii

ABOUT THE 2016 ANNUAL MEETING OF SHAREHOLDERS

WHEN AND WHERE IS THE MEETING?

The 2016 Annual Meeting of Shareholders (the “Meeting”) of The Home Depot, Inc. (the “Company”) will be held at the Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia, on Thursday, May 19, 2016, at 9:00 a.m., Eastern Time.

WHAT AM I VOTING ON?

You will be voting on the following items:

•	Election to the Board of Directors (the “Board”) of the twelve persons named in “Election of Directors” below to serve until the 2017 Annual Meeting of Shareholders;
•	Ratification of the appointment of KPMG LLP (“KPMG”) as the independent registered public accounting firm of the Company for the fiscal year ending January 29, 2017 (“Fiscal 2016”);
•	An advisory vote to approve executive compensation, also referred to as “say-on-pay”;
•

A shareholder proposal regarding the preparation of an employment diversity report and a shareholder proposal to reduce the threshold for calling special shareholder meetings to 10% of outstanding shares, each as described in this Proxy Statement; and

•	Transaction of any other business properly brought before the Meeting.

WHO IS ENTITLED TO VOTE?

Holders of record of shares of the Company’s common stock as of the close of business on March 21, 2016, the record date for the Meeting, are entitled to vote. Each share of common stock is entitled to one vote on each matter presented for a vote of the shareholders. As of March 21, 2016, we had 1,251,493,194 shares of common stock outstanding.

WHO IS SOLICITING MY VOTE?

The Company is providing this Proxy Statement in connection with the solicitation by the Board of proxies to be voted at the Meeting and at any reconvened or rescheduled meeting following any adjournment or postponement of the Meeting.

HOW DO I VOTE BEFORE THE MEETING?

If you are a registered shareholder, which means you hold your shares in certificate form or through an account with our transfer agent, Computershare Trust Company, N.A., you have three options for voting before the Meeting:

•	Over the Internet, at www.proxyvote.com, by following the instructions on the Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card;
•	By telephone, by dialing 1-800-690-6903; or
•	By completing, dating, signing and returning a proxy card by mail.

If you are a beneficial holder, meaning you hold your shares in “street name” through an account with a bank or broker, your ability to vote over the Internet or by telephone depends on the voting procedures of your bank or broker. Please follow the directions on the voting instruction form that your bank or broker provides.

MAY I VOTE AT THE MEETING?

Yes. If you are a registered shareholder, you may vote your shares at the Meeting if you attend in person. If you hold your shares through an account with a bank or broker, you must obtain and present a legal proxy from the bank or broker in order to vote at the Meeting. A legal proxy is an authorization from your bank or broker for you to vote the shares it holds in its name on your behalf. Even if you plan to attend the Meeting, we encourage you to vote your shares before the Meeting.

HOW CAN I ATTEND THE MEETING?

To attend the Meeting, you will need to bring (1) an admission ticket if your shares are registered in your name or a legal proxy from the bank or broker that is the record owner of your shares and (2) valid picture identification. If your shares are registered in your name and you received a Notice, the Notice is your admission ticket. If your shares are registered in your name and you received proxy materials by mail,

The Home Depot 2016 Proxy Statement	1

ABOUT THE 2016 ANNUAL MEETING OF SHAREHOLDERS

your admission ticket is attached to your proxy card. If you hold shares through an account with a bank or broker, you will need to contact your bank or broker and request a legal proxy, which will serve as your admission ticket.

If you do not have valid picture identification and either an admission ticket or a legal proxy, you will not be admitted to the Meeting.

You may indicate whether you plan to attend the Meeting by checking the appropriate box if completing a proxy card or the voting instruction form provided by your bank or broker, responding when prompted if voting by telephone, or making the appropriate selection at the bottom of the screen after entering your control number at www.proxyvote.com if voting over the Internet.

MAY I REVOKE MY PROXY AND/OR CHANGE MY VOTE?

Yes. You may revoke your proxy and/or change your vote by:

•	Signing another proxy card with a later date and delivering it to us before the Meeting;
•	Voting again over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on May 18, 2016;
•	Voting at the Meeting before the polls close if you are a registered shareholder or have obtained a legal proxy from your bank or broker; or
•	Notifying the Company’s Corporate Secretary in writing before the Meeting that you revoke your proxy.

WHAT IF I SIGN AND RETURN MY PROXY BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Proxies that are signed, dated and returned but do not contain voting instructions will be voted:

•	“For” the election of all of the twelve named director nominees;
•	“For” the ratification of the appointment of KPMG;
•	“For” the advisory vote to approve executive compensation;
•	“Against” each shareholder proposal; and
•	On any other matters properly brought before the Meeting, in accordance with the best judgment of the named proxies.

If your shares are held through an account with a bank or broker, see “Will My Shares Be Voted If I Do Not Provide a Proxy or Voting Instruction Form?” below.

HOW DO I VOTE IF I PARTICIPATE IN ONE OF THE COMPANY’S RETIREMENT PLANS?

You may vote your shares over the Internet, by telephone, by mail or in person at the Meeting as if you were a registered shareholder, as described in this Proxy Statement. By voting, you are instructing the trustee of your plan to vote all of your shares as directed. If you do not vote, the shares credited to your account will be voted by the trustee in the same proportion that it votes shares in other accounts for which it received timely instructions. If, however, you hold shares through the self-directed brokerage window of your plan or you participate in one of the Company’s Canada-based retirement plans and, in either case, you do not vote those shares, those shares will not be voted.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE A PROXY OR VOTING INSTRUCTION FORM?

If you are a registered shareholder and do not provide a proxy by voting over the Internet, by telephone or by signing and returning a proxy card, you must attend the Meeting in order to vote.

If you hold shares through an account with a bank or broker, the voting of the shares by the bank or broker when you do not provide voting instructions is governed by the rules of the New York Stock Exchange (the “NYSE”). These rules allow banks and brokers to vote shares in their discretion on “routine” matters for which their customers do not provide voting instructions. On matters considered “non-routine,” banks and brokers may not vote shares without your instruction. Shares that banks and brokers are not authorized to vote are referred to as “broker non-votes.”

2	The Home Depot 2016 Proxy Statement

ABOUT THE 2016 ANNUAL MEETING OF SHAREHOLDERS

The ratification of KPMG as the Company’s independent registered public accounting firm for Fiscal 2016 is considered a routine matter. Accordingly, banks and brokers may vote shares on this proposal without your instructions, and there will be no broker non-votes with respect to this proposal.

The other proposals will be considered non-routine, and banks and brokers therefore cannot vote shares on those proposals without your instructions. Please note that if you want your vote to be counted on those proposals, including the election of directors, you must instruct your bank or broker how to vote your shares. If you do not provide voting instructions, no votes will be cast on your behalf with respect to those proposals.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

In order for us to conduct the Meeting, holders of a majority of our outstanding shares of common stock as of the close of business on March 21, 2016 must be present in person or by proxy. This is referred to as a quorum. Your shares are counted as present if you attend the Meeting and vote in person or if you properly return a proxy over the Internet, by telephone or by mail. Abstentions and broker non-votes will be counted for purposes of establishing a quorum. If a quorum is not present at the Meeting, the Meeting may be adjourned from time to time until a quorum is present.

HOW MANY VOTES ARE NEEDED TO APPROVE THE PROPOSALS?

With respect to the election of directors, each director nominee receiving a majority of votes cast with respect to that director nominee’s election will be elected as a director. If any of the incumbent director nominees does not receive a majority of votes cast, under Delaware law he or she would continue to serve on the Board until a successor is elected. However, our By-Laws provide that any incumbent director who fails to receive a majority of votes cast must promptly tender his or her resignation to the Board for consideration. The Nominating and Corporate Governance Committee will then recommend to the Board whether to accept or reject the resignation or to take any other action. The Board will act on that recommendation and publicly disclose its decision within 90 days following certification of election results. The director who tenders his or her resignation will not participate in the Nominating and Corporate Governance Committee’s recommendation or in the Board’s decision.

The ratification of KPMG as the Company’s independent registered public accounting firm and each of the shareholder proposals require a majority of votes cast to be approved.

Under the Company’s By-Laws, the advisory vote to approve executive compensation also requires a majority of votes cast to be approved. While this proposal is advisory in nature and not binding on the Company, our Leadership Development and Compensation Committee (“LDC Committee”) and Board will consider the results of the voting on this proposal in formulating future executive compensation policy.

A “majority of votes cast” means the number of “For” votes exceeds the number of “Against” votes. A proxy marked “Abstain” with respect to any proposal therefore generally will not have any effect on the outcome of the vote on that proposal. Similarly, broker non-votes will not be counted as votes cast and therefore generally will have no effect on the outcome of the vote on any proposal.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE, PROXY CARD OR VOTING INSTRUCTION FORM?

This means that your shares are registered in different names or are held in more than one account. To ensure that all shares are voted, please vote each account over the Internet or by telephone, or sign and return by mail all proxy cards and voting instruction forms. We encourage you to register all shares in the same name and address by contacting our transfer agent, Computershare, at 1-800-577-0177. If you hold your shares through an account with a bank or broker, you should contact your bank or broker and request consolidation.

WHY DID SOME SHAREHOLDERS RECEIVE A NOTICE WHILE OTHERS RECEIVED A PRINTED SET OF PROXY MATERIALS?

We are allowed to furnish our proxy materials to requesting shareholders over the Internet, rather than by mailing printed copies, so long as we send them a “Notice of Internet Availability of Proxy Materials.” The

The Home Depot 2016 Proxy Statement	3

ABOUT THE 2016 ANNUAL MEETING OF SHAREHOLDERS

Notice tells shareholders how to access and review the Proxy Statement and 2015 Annual Report and how to vote over the Internet at www.proxyvote.com. If you receive the Notice and would like to receive printed proxy materials, follow the instructions in the Notice. If you receive printed proxy materials, you will not receive the Notice, but you may still access our proxy materials and submit your proxy over the Internet at www.proxyvote.com.

AVAILABILITY OF ANNUAL REPORT AND PROXY STATEMENT TO SHAREHOLDERS

Only one copy of the Notice or this Proxy Statement and the 2015 Annual Report is being delivered to shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. Shareholders sharing an address who wish to receive separate copies of the Notice or this Proxy Statement and the 2015 Annual Report, or who wish to begin receiving a single copy of such materials, may make such request as follows:

•	If you are a registered shareholder, by writing to Broadridge Investor Communication Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling 1-800-542-1061; or
•	If you are a beneficial owner, by contacting your broker, dealer, bank, voting trustee or other nominee.

Registered shareholders sharing an address who elect to receive a single copy of the Notice or this Proxy Statement and the 2015 Annual Report will continue to receive separate proxy cards.

You may also elect to receive the Notice or this Proxy Statement and the 2015 Annual Report via e-mail by contacting Broadridge if you are a registered shareholder, by contacting your bank or broker if you are a beneficial owner, or by visiting our website at http://reports.homedepot.com.

Additional copies of this Proxy Statement and the 2015 Annual Report will be provided without charge to shareholders upon written request to Investor Relations, The Home Depot, Inc., 2455 Paces Ferry Road, Atlanta, Georgia 30339, by calling (770) 384-4388. Copies may also be obtained via the Internet at http://reports.homedepot.com.

WHERE AND WHEN WILL I BE ABLE TO FIND THE VOTING RESULTS?

You can find the official results of the voting at the Meeting in our Current Report on Form 8-K that we will file with the Securities and Exchange Commission (the “SEC”) within four business days after the Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

4	The Home Depot 2016 Proxy Statement

CORPORATE GOVERNANCE

The Company has a long-standing commitment to strong corporate governance. Strong corporate governance promotes the long-term interests of shareholders, strengthens Board and management accountability and helps build public trust in the Company. The Board has adopted policies and processes that foster effective Board oversight of critical matters such as strategy, risk management, financial and other controls, compliance and management succession planning. The Board reviews our major governance documents, policies and processes regularly in the context of current corporate governance trends, regulatory changes and recognized best practices. The following sections provide an overview of our corporate governance structure, policies and processes, including key aspects of our Board operations.

BOARD OF DIRECTORS

Our Board currently has twelve members: Gerard J. Arpey, Ari Bousbib, Gregory D. Brenneman, J. Frank Brown, Albert P. Carey, Armando Codina, Helena B. Foulkes, Linda R. Gooden, Wayne M. Hewett, Karen L. Katen, Craig A. Menear and Mark Vadon. Each director who served during the fiscal year ended January 31, 2016 (“Fiscal 2015”) was, and each current director continues to be, independent other than Mr. Menear, our Chairman, Chief Executive Officer (“CEO”) and President.

BOARD LEADERSHIP

We believe that having a combined Chairman, CEO and President, an independent Lead Director, and Board committees composed entirely of independent directors currently provides the best Board leadership structure for the Company. This structure, together with our other robust corporate governance practices, provides strong independent oversight of management while ensuring clear strategic alignment throughout the Company. Specifically, Mr. Menear proposes strategic priorities to the Board (with input from the Lead Director), communicates the Board’s guidance to management, and is ultimately responsible for implementing the Company’s key strategic initiatives.

At the same time, the Company recognizes the importance of providing independent oversight of the Board. Accordingly, since 1998, the Company has had a Lead Director. Our Lead Director is an independent director elected annually by the independent members of the Board. Gregory D. Brenneman, a director since 2000, currently serves as our Lead Director. Our Lead Director:

•	Chairs Board meetings when the Chairman is not present, including presiding at executive sessions of the Board (without management present) at every regularly scheduled Board meeting;
•	Works with management to determine the information and materials provided to Board members;
•	Approves Board meeting agendas, schedules and other information provided to the Board;
•	Consults with the Chairman on other matters that are pertinent to the Board and the Company;
•	Has the authority to call meetings of the independent directors;
•	Is available for communication and consultation with major shareholders upon request; and
•	Serves as liaison between the Chairman and the independent directors.

To maximize the effectiveness of the Lead Director role, our Lead Director does not serve on any standing Board committees but instead is available to attend meetings of any of our Board committees and serve as a resource for the committees as needed.

COMMITTEES OF THE BOARD OF DIRECTORS

During Fiscal 2015, the Board had standing Audit, Nominating and Corporate Governance, Leadership Development and Compensation, and Finance Committees. The charters for each of the committees are available on the Company’s website at http://corporategovernance.homedepot.com/committees. The current members of our committees, the principal functions of each committee and the number of meetings held in Fiscal 2015 are shown below. Each member of each committee during Fiscal 2015 was, and each current member continues to be, independent under our Director Independence Standards and applicable SEC rules and NYSE listing standards.

The Home Depot 2016 Proxy Statement	5

CORPORATE GOVERNANCE

Name of Committee and Current Members		Committee Functions
Audit: J. Frank Brown, Chair Ari Bousbib Linda R. Gooden Wayne M. Hewett Mark Vadon Number of Meetings: 9	•	Oversees the integrity of the Company’s financial statements, the audit thereof, the Company’s accounting and financial reporting process, and the Company’s systems of internal control over financial reporting
	•	Has primary responsibility for overseeing risk assessment and risk management
	•	Has primary responsibility for overseeing IT and data security risks
	•	Reviews the Company’s compliance with legal and regulatory requirements, including the U.S. Foreign Corrupt Practices Act and other anti-bribery laws
	•	Reviews the qualifications, performance and independence of the Company’s independent registered public accounting firm
	•	Oversees the performance of the Company’s internal audit function
	•	Reviews the Company’s compliance programs, including the whistleblower program, and the Company’s monitoring of such programs
Nominating and Corporate Governance: Armando Codina, Chair Gerard J. Arpey Albert P. Carey Helena B. Foulkes Karen L. Katen Number of Meetings: 4	•	Develops the Company’s corporate governance practices and procedures and oversees the related risks
	•	Reviews and makes recommendations on significant Company policies affecting corporate and social issues
	•	Reviews and monitors the performance and composition of the Board and its committees
	•	Makes recommendations for director nominees
	•	Reviews the independence of directors
	•	Oversees communications between directors and shareholders
	•	Reviews and approves or ratifies related-party transactions involving executive officers and directors
	•	Oversees director engagement, education and orientation activities
Leadership Development and Compensation: Albert P. Carey, Chair Armando Codina Helena B. Foulkes Linda R. Gooden Wayne M. Hewett Number of Meetings: 7	•	Reviews and evaluates the performance of executive officers
	•	Reviews and recommends compensation of directors and the CEO and approves compensation of other executive officers
	•	Reviews and recommends policies, practices and procedures concerning compensation strategy and other human resources-related matters
	•	Administers stock incentive and stock purchase plans, including determining grants of equity awards under the plans
	•	Undertakes annual review and risk assessment of compensation policies and practices
	•	Oversees senior management succession planning policies and procedures
	•	Monitors the independence of its compensation consultant
Finance: Ari Bousbib, Chair Gerard J. Arpey J. Frank Brown Karen L. Katen Mark Vadon Number of Meetings: 4	•	Oversees the management of the Company’s long-range financial outlook and related financial risks
	•	Reviews and recommends policies, practices and strategies concerning financial matters, including the Company’s capital structure, investments and use of derivatives, share repurchases, credit programs, credit ratings, and insurance
	•	Oversees the Company’s annual capital plan, significant capital investments and strategies with respect to mergers and acquisitions activity

6	The Home Depot 2016 Proxy Statement

CORPORATE GOVERNANCE

ATTENDANCE AT BOARD, COMMITTEE AND ANNUAL SHAREHOLDER MEETINGS

The Board met seven times during Fiscal 2015. The number of times that each standing committee of the Board met in Fiscal 2015 is shown in the section above. Each director attended at least 75% of the meetings of the Board and of the committees of which he or she was a member during Fiscal 2015. Company policy provides that all directors are expected to attend annual shareholder meetings, absent extraordinary circumstances. Every director serving on our Board at the time of the 2015 Annual Meeting of Shareholders attended that meeting other than Mr. Vadon, who missed the meeting due to illness.

BOARD OVERSIGHT OF RISK

The Board’s oversight of risk is accomplished through the identification of key risks facing the Company and the mapping of those risks to the appropriate Board committee or to the full Board, based on the nature of the risk.

Audit Committee

In accordance with NYSE requirements and our Audit Committee charter, our Audit Committee has primary responsibility for overseeing risk assessment and management, including the Company’s major financial exposures and compliance risks and the steps management has taken to monitor and control those exposures and risks.

The Audit Committee stays apprised of significant actual and potential risks faced by the Company in part through review of quarterly reports from our Enterprise Risk Council (the “ERC”). The quarterly ERC reports not only identify the risks faced by the Company, but also identify whether primary oversight of each risk resides with a particular Board committee or the full Board. Our ERC is composed of leaders from the functional areas of the Company and meets at least quarterly to coordinate information sharing and mitigation efforts for all types of risks applicable to the Company. The chair of the ERC, who is also our Vice President of Internal Audit and Corporate Compliance, reports the ERC’s risk analyses to senior management regularly and attends each Audit Committee meeting. The chair of the ERC also provides a detailed annual report regarding the Company’s risk assessment and management process to the full Board.

The Audit Committee also has primary responsibility for overseeing risks related to information technology and data privacy and security, which we generally refer to as “IT and data security,” although the full Board also exercises oversight over these risks. This oversight includes detailed reports to the Audit Committee and/or the full Board on IT and data security matters from senior members of our IT and internal audit departments. The topics covered by these reports include risk management strategies, consumer data security, the Company’s ongoing risk mitigation activities, updates on matters related to the data breach discovered by the Company in the third quarter of the fiscal year ended February 1, 2015 (“Fiscal 2014”), and cybersecurity strategy and governance structure. In addition, our internal audit department routinely performs audits on various aspects of IT and data security and reports the results of these audits in its quarterly internal audit report for the Audit Committee. We also have a Data Security and Privacy Governance Committee, chaired by our Vice President of Internal Audit and Corporate Compliance and composed of leaders from the functional areas of the Company, that meets on a monthly basis and reports quarterly to the Audit Committee. The Data Security and Privacy Governance Committee was created to provide enterprise-wide oversight and governance over data security, including oversight of data security risks, mitigation and incident response plans, awareness and training programs, and regulatory compliance.

The Audit Committee also receives quarterly reports from our FCPA Oversight Committee, which oversees enterprise-wide compliance with the U.S. Foreign Corrupt Practices Act and the anti-bribery laws of the other jurisdictions in which we conduct business. The FCPA Oversight Committee, which is chaired by our Executive Vice President, General Counsel and Corporate Secretary (“GC”), is composed of our Chief Financial Officer and Executive Vice President – Corporate Services (“CFO”), our Vice President of Internal Audit and Corporate Compliance, and representatives from each non-U.S. division,

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CORPORATE GOVERNANCE

the business functions responsible for administration of our policies, and the business functions that manage our transactions outside of the U.S. In addition, the Audit Committee meets with the chair of the ERC, our GC, our CFO, and KPMG, our independent registered public accounting firm, in a private session at each quarterly Audit Committee meeting.

Other Board Committees

In accordance with our risk mapping, our other Board committees consider significant risks within their areas of responsibility. As discussed in the Compensation Discussion and Analysis beginning on page 28, our LDC Committee oversees risks related to our compensation programs, including an annual review and risk assessment of the Company’s compensation policies and practices, and monitors the independence of its compensation consultant. Our Nominating and Corporate Governance Committee oversees risks related to our governance policies and practices, including review and approval of any related-party transactions and relationships involving our directors and executive officers. Our Finance Committee oversees risks related to our capital structure, financial resources, utilization of derivatives and accelerated share repurchase agreements, and related financial matters. Each of our committees reports to the Board at each quarterly Board meeting.

In addition, the Board and each committee receive presentations throughout the year from management regarding specific potential risks and trends as necessary. At each Board meeting, our Chairman, CEO and President has the opportunity to discuss in a directors-only session matters of particular importance or concern, including any significant, evolving or nascent risks that may be of concern to the Board or the Company, and our Lead Director presides over an executive session of our independent directors. Annually, through dedicated sessions focusing exclusively on corporate strategy, our full Board reviews in detail the Company’s short- and long-term strategies, including consideration of significant risks facing the Company and their potential impact. We believe that the practices described above and our current leadership structure facilitate effective Board oversight of our significant risks.

RECENT GOVERNANCE CHANGES – ADOPTION OF PROXY ACCESS BY-LAW

In March 2016, the Board approved an amendment to our By-Laws to permit a shareholder, or a group of up to 20 shareholders, owning at least 3% of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the shareholders and the nominees satisfy the requirements specified in the By-Laws. Previously, shareholders had no right or means to nominate directors through the Company’s Proxy Statement.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES

The Company maintains Corporate Governance Guidelines that establish a common set of expectations to assist the Board and its committees in performing their duties. Our Corporate Governance Guidelines are available at http://corporategovernance.homedepot.com and in print upon request. Following are a few key elements of our Guidelines:

Outside Board Policy	We limit the number of other public company boards our directors may join to ensure that a director is not “over-boarded” and is able to devote the appropriate amount of time and attention to the oversight of the Company. A director who is in an active, full-time role with a for-profit business may not serve on more than three other public company boards. Other directors may not serve on more than four other public company boards. In addition, Mr. Menear, our Chairman, CEO and President, may not serve on more than one other public company board. Any director seeking to join the board of directors of another public company or for-profit organization must first notify the Nominating and Corporate Governance Committee and obtain its approval to continue as a member of our Board.
Succession Planning	The Board and LDC Committee are actively engaged in succession planning for the Company, and regularly review the succession plans that support the Company’s overall business strategy, with a focus on key positions in the senior officer level, including our CEO. The Board demonstrated its commitment to orderly succession planning in the transition that took place in Fiscal 2014 when Mr. Menear became our Chairman, CEO and President and other executive officer-level changes were implemented.
Director Engagement, Education and Orientation Program	The Nominating and Corporate Governance Committee oversees the directors’ engagement, continuing education and orientation program, which includes both internal activities and access to external programming. Our program includes periodic store walks and in-depth meetings with management to provide our directors with the opportunity to observe our strategic initiatives in action and to expand their insight into business operations and activities.
Board Self-Evaluations	Each year, the Board, as required by our Corporate Governance Guidelines, conducts an evaluation of its performance and effectiveness. In addition, each of our Board committees conducts a self-evaluation pursuant to the requirements of the respective committee charter. The Nominating and Corporate Governance Committee oversees the annual self-assessment process on behalf of the Board.

BUSINESS CODE OF CONDUCT

The Company has a Business Code of Conduct and Ethics that is applicable to all directors, officers and associates of the Company, including the CEO and the CFO. The Business Code of Conduct and Ethics reflects our strong commitment to ethics and integrity, and provides guidance on making decisions that align with our core values. The complete text of the code is available on the Company’s website at http://corporategovernance.homedepot.com and is also available in print at no charge upon request. The Company will post any amendments to or waivers from the Business Code of Conduct and Ethics (to the extent applicable to the Company’s executive officers and directors) at this location on its website.

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CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

The Director Independence Standards in the Company’s Corporate Governance Guidelines exceed the independence standards adopted by the NYSE. Our independence standards are attached as Appendix A to this Proxy Statement. Pursuant to these guidelines, the Board and the Nominating and Corporate Governance Committee reviewed the independence of each director in early 2016. During this review, the Board and the Nominating and Corporate Governance Committee considered all relevant facts and circumstances related to transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and its management to determine whether any such relationship or transaction would prohibit a director from being independent under SEC rules, the NYSE listing standards and the Company’s Director Independence Standards.

Based on this review and the recommendation of the Nominating and Corporate Governance Committee, the Board affirmatively determined that all of the individuals nominated for election to the Board at the Meeting are independent except Craig A. Menear, our Chairman, CEO and President.

The Company has purchase, sale and other transactions and relationships in the normal course of business with companies with which certain Company directors are associated, but which our Board determined are not material to the Company, the directors or, except as otherwise indicated below, the companies with which the directors are associated. All of these transactions were reviewed and considered by the Board and the Nominating and Corporate Governance Committee in determining the independence of Company directors. In particular, the Board and the Nominating and Corporate Governance Committee took into account the following transactions during Fiscal 2015:

•	Mr. Arpey served as a director of S.C. Johnson & Son, Inc., from which we purchased cleaning supply merchandise.
•

Mr. Brenneman served as the Chairman, President and Chief Executive Officer of CCMP Capital Advisors, LLC, which manages funds that have or had an equity interest in (1) Aramark Corporation, from which we purchased food services and uniform apparel; (2) Infogroup Inc., from which we purchased marketing analytics services; and (3) The Hillman Companies, Inc., from which we purchased fasteners and other small hardware items. In Fiscal 2015, the Company was one of Hillman’s largest customers. Mr. Brenneman does not serve as a director or officer of Aramark, Infogroup or Hillman.

•

Mr. Brown served as Managing Director and Chief Operating Officer of General Atlantic LLC, which manages funds that have or had an equity interest in (1) Appirio Inc., from which we purchased cloud technology services; (2) Bazaarvoice, Inc., from which we purchased software; (3) Box, Inc., from which we purchased data sharing services; (4) Mu Sigma Inc., from which we purchased data analytics consulting services; and (5) Uber Technologies, Inc., from which we purchased transportation services. Mr. Brown does not serve as a director or officer of any of these portfolio companies.

•	Mr. Carey served as Chief Executive Officer of PepsiCo North America Beverages, from which we purchased food and beverage products.
•	Ms. Foulkes served as Executive Vice President of CVS Health Corporation and President of CVS/pharmacy, from which we purchased prescription management and health care services.
•

Ms. Gooden served as a director of Automatic Data Processing, Inc., from which we purchased payroll and tax services; and as a director of General Motors Company, from which we purchased automobiles and related services.

•	Ms. Katen served as a director of Air Liquide, from which we purchased industrial gases.
•

Mr. Vadon served as a director of Liberty Interactive Corporation, from which we purchased digital media goods and services; and as a director of zulily, Inc., from which we purchased office décor products.

In each instance described above, the amount of payments made and received by each entity represented an immaterial percentage of the Company’s and, except as otherwise stated above, the other entity’s revenues. The Board and the Nominating and Corporate Governance Committee believe

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that all of the transactions and relationships during Fiscal 2015 described above were on arm’s-length terms that were reasonable and competitive and that the directors did not participate in or receive any direct personal benefit from these transactions.

RELATED-PARTY TRANSACTIONS

The Nominating and Corporate Governance Committee reviews all related-party transactions and relationships involving a Board member or officer of the Company subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To help identify related-party transactions and relationships, each director and executive officer completes a questionnaire that requires the disclosure of any transaction or relationship that the person, or any member of his or her immediate family, has or will have with the Company. Our GC also conducts an independent investigation by reviewing the Company’s financial systems to determine if a director or executive officer, or a company with which he or she is affiliated, engaged in transactions or had a relationship with the Company during the fiscal year. The Nominating and Corporate Governance Committee’s responsibility for the review and approval or ratification of related-party transactions is set forth in its charter.

The Nominating and Corporate Governance Committee reviews and approves, ratifies or rejects any transaction or relationship with a related party that is identified. In approving, ratifying or rejecting a related-party transaction or relationship, the Nominating and Corporate Governance Committee considers such information as it deems important to determine whether the transaction is on reasonable and competitive terms and is fair to the Company. Transactions and relationships that are determined to be directly or indirectly material to the Company or a related party are disclosed in the Company’s Proxy Statement.

During Fiscal 2015, only one related-party transaction that requires disclosure in this Proxy Statement was entered into by the Company involving any of our directors or executive officers. The Company made purchases of software and related services as well as search engine marketing and advertising from Microsoft, Inc. in the ordinary course of business during Fiscal 2015. The Chief Operating Officer of Microsoft is the brother-in-law of Matthew A. Carey, our Executive Vice President and Chief Information Officer. The total payments made to Microsoft during Fiscal 2015 were approximately $34 million, representing less than 0.04% of the revenues of each of the Company and Microsoft.

COMMUNICATING WITH THE BOARD

Shareholders and others who are interested in communicating directly with members of the Board, including those wishing to express concerns relating to accounting, internal controls, audit matters, fraud or unethical behavior, may do so by e-mail at HD_Directors@homedepot.com or by writing to the directors at the following address:

[Name of Director or Directors]

c/o Corporate Secretary

The Home Depot, Inc.

2455 Paces Ferry Road

Building C-22

Atlanta, Georgia 30339

The Corporate Secretary reviews and provides the Board and the Nominating and Corporate Governance Committee with a summary of all such communications and a copy of any correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or the standing committees of the Board, or that otherwise requires the attention of the Board and the Nominating and Corporate Governance Committee. Correspondence relating to accounting, internal controls or auditing matters is brought to the attention of the Company’s internal audit department and, if appropriate, to the Audit Committee. All communications are treated confidentially.

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CORPORATE GOVERNANCE

SELECTING NOMINEES TO THE BOARD OF DIRECTORS

The Nominating and Corporate Governance Committee is responsible for considering candidates for the Board and recommending director nominees to the Board. All members of the Nominating and Corporate Governance Committee have been determined to be independent by the Board pursuant to SEC rules, NYSE listing standards and the Company’s Director Independence Standards.

The Nominating and Corporate Governance Committee considers candidates for nomination to the Board from a number of sources. Current members of the Board are considered for re-election unless they have notified the Company that they do not wish to stand for re-election and provided they have not reached age 72 by the calendar year-end immediately preceding the Company’s next annual meeting of shareholders. The Nominating and Corporate Governance Committee may also consider candidates recommended by current members of the Board, members of management and shareholders, as discussed below under “Director Candidates Recommended by Shareholders.”

From time to time, the Nominating and Corporate Governance Committee engages independent search firms to assist in identifying potential Board candidates. Services provided by the search firms include identifying and assessing potential director candidates meeting criteria established by the Nominating and Corporate Governance Committee, verifying information about the prospective candidate’s credentials, and obtaining a preliminary indication of interest and willingness to serve as a Board member. During Fiscal 2015, the Nominating and Corporate Governance Committee engaged the third-party search firm Heidrick & Struggles International, Inc. to assist it in identifying and assessing potential director candidates. Mr. Arpey, who was appointed to our Board in August 2015, was recommended by our third-party search firm, and Ms. Gooden, who was appointed to our Board in October 2015, was recommended by one of our non-employee directors.

The Nominating and Corporate Governance Committee evaluates all candidates, regardless of who recommended the candidate, based on the same criteria. The criteria and the process by which director nominees are considered and selected are discussed further below under “Election of Directors.”

DIRECTOR CANDIDATES RECOMMENDED BY SHAREHOLDERS

The Nominating and Corporate Governance Committee will consider all candidates recommended by a shareholder (or group of shareholders) who owns at least 1% of the Company’s outstanding shares of common stock and who has held such shares for at least one year as of the date of the recommendation. If the shareholder does not meet these requirements, the Nominating and Corporate Governance Committee may, but is not obligated to, evaluate the candidate and consider him or her for nomination to the Board. A shareholder wishing to recommend a candidate must submit the following documents to the Corporate Secretary, The Home Depot, Inc., 2455 Paces Ferry Road, Building C-22, Atlanta, Georgia 30339 not less than 120 calendar days prior to the anniversary of the date on which the Company’s Proxy Statement was released to shareholders in connection with the previous year’s annual meeting of shareholders:

•	A recommendation that identifies the candidate and provides contact information for that candidate;
•	The written consent of the candidate to serve as a director of the Company, if elected; and
•	Documentation establishing that the shareholder making the recommendation meets the ownership requirements set forth above.

If the candidate is to be evaluated by the Nominating and Corporate Governance Committee, the Corporate Secretary will request from the candidate a detailed résumé, an autobiographical statement explaining the candidate’s interest in serving as a director of the Company, a completed statement regarding conflicts of interest, and a waiver of liability for a background check. These documents must be received from the candidate before the first day of February preceding the annual meeting of shareholders.

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ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

The Board is elected annually by shareholders to oversee the long-term health and the overall success and financial strength of the Company’s business. The Nominating and Corporate Governance Committee is responsible for considering candidates for the Board and recommending director nominees for the Board.

DIRECTOR CRITERIA AND QUALIFICATIONS

The Nominating and Corporate Governance Committee, when considering the composition of our Board, focuses on ensuring a mix of directors that collectively possess the breadth of expertise and experience appropriate for a retailer of our size and geographic scope. The Company is the world’s largest home improvement specialty retailer, with more than 2,270 retail stores in the United States, Canada and Mexico, and our business involves all facets of retail, including finance, marketing, information technology, e-commerce, supply chain, real estate and strategic management. The Nominating and Corporate Governance Committee evaluates each director candidate on the basis of the length, breadth and quality of the candidate’s business experience, the applicability of the candidate’s skills and expertise to the Company’s business and strategic direction, the perspectives that the candidate would bring to the entire Board, and the personality or “fit” of the candidate with existing members of the Board and management.

The Nominating and Corporate Governance Committee seeks directors who can:

•	Demonstrate integrity, accountability, informed judgment, financial literacy, creativity and vision;
•	Be prepared to represent the best interests of all Company shareholders and not just one particular constituency;
•	Demonstrate a record of professional accomplishment in his or her chosen field; and
•	Be prepared and able to participate fully in Board activities, including membership on at least two committees.

BOARD REFRESHMENT AND DIVERSITY

We routinely assess the composition of our Board of Directors and aim to strike a balance between the knowledge and understanding of the business that comes from longer-term service on the Board with the fresh ideas and perspective that can come from adding new members. We also consider the expertise that is needed as our business changes and expands. In the past five years, we have added six new independent directors, comprising 50% of our current Board. We believe the average tenure for our directors of approximately six years reflects the balance the Board seeks between different perspectives brought by long-serving and new directors.

In addition, the Nominating and Corporate Governance Committee recognizes the importance of selecting directors from various backgrounds and professions in order to ensure that the Board as a whole has a wealth of experiences and perspectives to inform its decisions and enhance its cognitive diversity. Consistent with this philosophy, in addition to focusing on the skills and experience necessary to meet the core needs of the Company, as well as the basic qualifications set forth above, the Nominating and Corporate Governance Committee considers the ability of the candidate to contribute to the Board by leveraging and valuing a broad set of experiences, including the director’s ethnic, gender, generational, and racial diversity. To accomplish this, the Nominating and Corporate Governance Committee is committed to including in each search candidates who reflect diverse backgrounds, including diversity of race and gender. The Nominating and Corporate Governance Committee assesses the composition, including the diversity, of the Board at least once a year and more frequently as needed, particularly when considering potential new candidates.

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ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

2016 DIRECTOR NOMINEES

After evaluating the performance and experience of each of the current directors and the composition of the full Board, the Nominating and Corporate Governance Committee and the Board have recommended the election of all twelve of the incumbent Board members. Each of the twelve individuals nominated for election to the Board would hold office until the 2017 Annual Meeting of Shareholders and until his or her successor is elected and qualified. Each nominee has agreed to serve as a director if elected. If for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee selected by the Board in accordance with our By-Laws. The twelve nominees for election to the Board are set forth below.

GERARD J. ARPEY, 57, Director since 2015

Mr. Arpey brings to the Board extensive organizational management, strategic, financial and international experience from his service as chairman, chief executive officer, and chief financial officer of one of the largest global airlines and service as a director of public and private companies. Mr. Arpey has been a partner in Emerald Creek Group, LLC, a private equity firm based in Southern California, since 2012. Prior to his retirement in November 2011, Mr. Arpey served as Chief Executive Officer of AMR Corporation and American Airlines from 2003 through November 2011, immediately prior to their voluntary filing for reorganization under Chapter 11 of the U.S. Bankruptcy Code. From 2004 through November 2011, he was also Chairman of the AMR Board of Directors. Mr. Arpey previously served as American Airlines’ President and Chief Operating Officer, Senior Vice President of Finance and Planning, and Chief Financial Officer. Mr. Arpey currently serves on the board of directors of S. C. Johnson & Son, Inc., a privately-held company. He is a trustee of the American Beacon Funds and also a member of The Business Council.

Other U.S. Public Company Board Memberships in Past Five Years

AMR Corporation (2003-2011)

ARI BOUSBIB, 55, Director since 2007

Mr. Bousbib plays a key role in the Board’s oversight of the Company’s supply chain, information technology, international and finance matters, as well as providing insight into the development of corporate strategy. Since 2010, Mr. Bousbib has served as Chairman and Chief Executive Officer of IMS Health Incorporated (“IMS Health”), an information services company, and has served as Chairman, Chief Executive Officer and President of IMS Health Holdings, Inc., the parent holding company of IMS Health, since its initial public offering in April 2014. Prior to IMS Health, Mr. Bousbib spent 14 years at United Technologies Corporation (“UTC”), a diversified company, where he most recently served as Executive Vice President of UTC and President of UTC’s Commercial Companies, responsible for the strategic direction and operational performance of subsidiaries Otis Elevator Company, Carrier Corporation, UTC Fire & Security and UTC Power. From 2002 to 2008, he served as President of Otis Elevator Company, and from 2000 to 2002 he served as its Chief Operating Officer. From 1997 to 2000, Mr. Bousbib was Vice President, Corporate Strategy and Development of UTC. Prior to joining UTC, Mr. Bousbib was a partner at Booz Allen Hamilton, a global management and technology consulting firm. In serving on our Board, Mr. Bousbib draws from his experience with managing large, sophisticated businesses, including oversight of extensive global operations, as well as strategic, finance, supply chain and information technology matters.

Other U.S. Public Company Board Memberships in Past Five Years

IMS Health Holdings, Inc. (2014 to present)

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ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

GREGORY D. BRENNEMAN, 54, Director since 2000

A successful business leader who has been involved in several well-known corporate spin-off and turnaround-driven transformations, Mr. Brenneman brings to our Board an extensive background in general management of large organizations and expertise in accounting and corporate finance, retail, supply chain, marketing and international matters. Since 2008, Mr. Brenneman has served as Chairman of CCMP Capital Advisors, LLC, a private equity firm with over $12 billion under management, and he was named its President and Chief Executive Officer in February 2015. He is also Chairman and Chief Executive Officer of TurnWorks, Inc., a private equity firm focusing on corporate turnarounds, which he founded in 1994. Mr. Brenneman served as Executive Chairman of Quiznos, a national quick-service restaurant chain, from 2008 to 2010, and as its President and Chief Executive Officer from 2007 to 2008. Prior to joining Quiznos, Mr. Brenneman led restructuring and turnaround efforts at Burger King Corporation, PwC Consulting, a division of PricewaterhouseCoopers (“PwC”), and Continental Airlines, Inc. that resulted in improved customer service, profitability and financial returns.

Other U.S. Public Company Board Memberships in Past Five Years

Baker Hughes Incorporated (2014 to present)

Milacron Holdings Corp. (2015 to present)

Automatic Data Processing, Inc. (2001-2014)

Francesca’s Holdings Corporation (2010-2015)

J. FRANK BROWN, 59, Director since 2011

Mr. Brown is a seasoned international business and academic leader whose strong technical expertise in financial and accounting matters qualifies him as an “audit committee financial expert” under SEC guidelines, as described in the “Audit Committee Report” on page 21 of this Proxy Statement, and he serves in such capacity on our Audit Committee. Mr. Brown serves as Managing Director and Chief Operating Officer of General Atlantic LLC, a global growth equity firm, which he joined in 2011. From 2006 to 2011, Mr. Brown was Dean of INSEAD, an international business school with campuses in France, Singapore and Abu Dhabi. Before his appointment as Dean of INSEAD, he served as a member of its Board and as Chairman of its U.S. Council. Prior to his tenure at INSEAD, Mr. Brown spent 26 years at PwC, where he held a series of leadership roles, including head of its Assurance and Business Advisory Service, Transactions Services and Corporate Development practices, and most recently the leader of the $3.5 billion Advisory Services operating unit of PwC. He also launched PwC’s Genesis Park, a leadership development program to train the next generation of global leaders within the firm. Mr. Brown is a trustee of The Asia Society and a member of the American Institute of Certified Public Accountants. He is also an author and frequent speaker on leadership.

Other U.S. Public Company Board Memberships in Past Five Years

None.

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ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

ALBERT P. CAREY, 64, Director since 2008

Having served in a number of senior executive positions at PepsiCo, Inc., a consumer products company, Mr. Carey enhances our Board’s experience in and oversight of retail, supply chain and marketing matters, as well as contributing to the general management and strategic business development skills of our Board. Mr. Carey currently serves as Chief Executive Officer of PepsiCo North America Beverages, with responsibilities for all aspects of PepsiCo’s beverages business in North America. From 2006 to 2011, he served as President and Chief Executive Officer of Frito-Lay North America, a snack food company and the largest North American business division of PepsiCo. He also served as President of PepsiCo Sales, the sales division of PepsiCo, from 2003 to 2006, in charge of PepsiCo’s sales and customer management for its retail, food service and fountain businesses. Other positions that Mr. Carey has held at PepsiCo include Chief Operating Officer of PepsiCo Beverages & Foods North America, Senior Vice President of Sales for Pepsi-Cola North America and Chief Operating Officer of Frito-Lay North America. Prior to his career at PepsiCo, Mr. Carey spent seven years at Procter & Gamble.

Other U.S. Public Company Board Memberships in Past Five Years

None.

ARMANDO CODINA, 69, Director since 2007

Mr. Codina’s extensive expertise in commercial real estate development and management provides our Board with significant insight into and understanding of the real estate issues faced by a large retail organization. Mr. Codina founded Codina Group, a South Florida-based commercial real estate firm, in 1980. As Codina Group’s Chairman and Chief Executive Officer, he led the company through significant growth for 26 years and successfully merged it with Florida East Coast Industries in 2006 to become Florida East Coast Industries’ full-service real estate business, Flagler Development Group. In 2006, Mr. Codina was appointed Chairman, Chief Executive Officer and President of Flagler Development Group, where he served until September 2008. He continued to serve as non-executive Chairman of Flagler until December 2010. Mr. Codina is currently the Chairman of Codina Partners, LLC, a real estate investment and development company that he formed in 2009, and he also served as its Chief Executive Officer until December 2013. In addition to serving as Chairman of his core real estate holdings, Mr. Codina is an active investor in and owner of MBB Auto Group, a premium luxury retail automotive group consisting of 12 dealerships in the Northeast. Prior to founding Codina Group, Mr. Codina served as President of Professional Automated Services, Inc., a pioneer in the development of comprehensive medical management systems that provided data processing services to physicians. Mr. Codina’s deep roots in Florida have afforded the Board a unique insight into this market. In addition, Mr. Codina’s service on a number of public company boards of directors provides significant and valuable perspective into corporate management and board dynamics.

Other U.S. Public Company Board Memberships in Past Five Years

AMR Corporation (1995-2013)

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ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

HELENA B. FOULKES, 51, Director since 2013

Having served in a number of executive marketing, operations and strategic planning roles for CVS Health Corporation (“CVS”), an integrated pharmacy health care provider and retailer, Ms. Foulkes brings to our Board significant experience in innovative marketing strategies, retail operations and merchandising, as well as insight into health care and associate wellness-related issues. She is currently Executive Vice President of CVS and President of CVS/pharmacy, a position she has held since January 2014. Previously, she was Executive Vice President and Chief Health Care Strategy and Marketing Officer from 2011 to 2013, Executive Vice President and Chief Marketing Officer from 2009 to 2011, Senior Vice President of Health Services of CVS/pharmacy from 2007 to 2009, Senior Vice President, Marketing and Operations Services during a portion of 2007, and Senior Vice President, Advertising and Marketing from 2002 to 2007. In her 20-plus years with the CVS, Ms. Foulkes also has held positions in Marketing and Operations Services, Strategic Planning, Visual Merchandising and Category Management.

Other U.S. Public Company Board Memberships in Past Five Years

None.

LINDA R. GOODEN, 62, Director since 2015

Ms. Gooden brings to our Board her strong leadership capability demonstrated through her various senior leadership positions at Lockheed Martin Corporation (“Lockheed”). She has an extensive background in information technology (“IT”) and cybersecurity, significant operations and strategic planning expertise, and experience in business restructuring, finance and risk management. Ms. Gooden served as Executive Vice President, Information Systems & Global Solutions (“IS&GS”) of Lockheed from 2007 to 2013. Under her leadership as Executive Vice President of IS&GS, Lockheed expanded its IT capabilities beyond government customers to international and commercial markets. She also served as Lockheed’s Deputy Executive Vice President, Information and Technology Services from October to December 2006 and its President, Information Technology from 1997 to December 2006. In her role as President of Lockheed’s IT division, Ms. Gooden grew the business over a 10-year period to become a multi-billion dollar business. She also brings to our Board her experience as a director at other public companies, particularly in the areas of finance, audit, strategic investments, acquisitions and divestitures, and she serves as an “audit committee financial expert” on our Audit Committee, as described in the “Audit Committee Report” on page 21 of this Proxy Statement.

Other U.S. Public Company Board Memberships in Past Five Years

Automatic Data Processing, Inc. (2009 to present)

General Motors Company (2015 to present)

WGL Holdings, Inc. (2013 to present)

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ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

WAYNE M. HEWETT, 51, Director since 2014

Mr. Hewett brings to our Board extensive experience in general management, finance, supply chain, operational and international matters. He has significant experience executing company-wide initiatives across large organizations, developing proprietary products, optimizing a supply chain, and using emerging technologies to provide new products and services to customers. Mr. Hewett is currently Chief Executive Officer of Klöckner Pentaplast Group, a leading supplier of plastic films for pharmaceutical, medical devices, food, electronics, packaging, printing and specialty applications, a position he has held since August 2015. From 2010 to February 2015, Mr. Hewett served as President and Chief Executive Officer and as a member of the board of directors of Arysta LifeScience Corporation (“Arysta”), one of the world’s largest privately held crop protection and life science companies. In February 2015, Arysta was acquired by Platform Specialty Products Corporation (“Platform”), a global producer of high technology specialty chemical products and provider of technical services, and Mr. Hewett served as President of Platform until August 2015. Prior to joining Arysta in 2009, Mr. Hewett served as a senior consultant to GenNx360, a private equity firm focused on sponsoring buyouts of middle market companies, from February to August 2009. Mr. Hewett’s career has also included over 20 years with General Electric Company (“GE”), including roles as GE’s Vice-President, Supply Chain and Operations; President and Chief Executive Officer of GE Advanced Materials; President of GE Plastics Pacific; and membership on GE’s Corporate Executive Council.

Other U.S. Public Company Board Memberships in Past Five Years

Ingredion Incorporated (2010-2015)

Platform Specialty Products Corporation (2015)

KAREN L. KATEN, 66, Director since 2007

Ms. Katen enhances our Board’s understanding of international, supply chain and marketing matters, with her expertise in those areas gained through her career at Pfizer Inc., a global pharmaceutical company. Ms. Katen began her career at Pfizer in 1974 and held a series of management positions with increasing responsibility, including President of Pfizer Global Pharmaceuticals and Executive Vice President of Pfizer Inc. from 2001 to 2005 and President of Pfizer Human Health from 2005 to 2007. She retired in 2007 as Vice Chairman of Pfizer Inc. She also served as Chairman of the Pfizer Foundation, a charitable foundation affiliated with Pfizer. Currently, Ms. Katen serves as Senior Advisor of Essex Woodlands Health Ventures, a healthcare venture capital firm which she joined in 2007. Ms. Katen is also a director of Air Liquide, an international leader in gases for industry, health and the environment, and she serves with several healthcare-related organizations, including as chair of the RAND Corporation’s Health Board of Advisors and as a member of the Takeda Global Advisory Board. She is also on the Board of Trustees of the University of Chicago and is a council member of the Booth Graduate School of Business at the University of Chicago. Ms. Katen has also served on a variety of international policy bodies, including as Chairman of the U.S.-Japan Business Council.

Other U.S. Public Company Board Memberships in Past Five Years

Harris Corporation (1994 to present)

IMS Health Holdings, Inc. (2015 to present)

Catamaran Corporation (2012-2015)

18	The Home Depot 2016 Proxy Statement

ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

CRAIG A. MENEAR, 58, Director since 2014

As our Chief Executive Officer and President since November 2014 and our Chairman since February 2015, Mr. Menear brings to our Board extensive retail experience and knowledge of our business, including leadership experience in retail operations, merchandising, supply chain and vendor management. He previously served as our President, U.S. Retail from February 2014 to October 2014. In that role Mr. Menear was responsible for oversight of store operations and all merchandising departments, services and strategy; the Company’s supply chain network and global sourcing and vendor management programs; and the Company’s marketing and online business activities. Mr. Menear has more than three decades of experience in the retail and hardware home improvement industry. From 2007 to February 2014, Mr. Menear served as our Executive Vice President – Merchandising, where he led our merchandising and supply chain transformations. From 2003 to 2007, he served as Senior Vice President – Merchandising, and from 1997 to 2003, he held several positions of increasing responsibility in the Company’s Merchandising department, including Merchandising Vice President of Hardware, Merchandising Vice President of the Southwest Division and Divisional Merchandise Manager of the Southwest Division. Prior to joining the Company in 1997, Mr. Menear held various merchandising positions within the retail industry with companies such as IKEA, Builders Emporium, Grace Home Centers and Montgomery Ward, as well as operating an independent retail business.

Other U.S. Public Company Board Memberships in Past Five Years

None.

MARK VADON, 46, Director since 2012

Mr. Vadon is one of the country’s leading internet retailing entrepreneurs, having co-founded two highly successful online specialty retail businesses. He brings to our Board in-depth experience in developing online businesses, effectively managing the use of technology, developing mobile applications and the associated user interfaces, as well as critical business analytic acumen. His expertise is an invaluable resource for the Company as we continue to implement our interconnected retail strategy. In 2009, Mr. Vadon co-founded zulily, Inc., a daily deals site for moms, babies and kids, and served as the Chairman of its board of directors until zulily was acquired by Liberty Interactive Corporation in 2015. In 1999, Mr. Vadon founded Blue Nile, Inc., the leading online retailer of diamonds and fine jewelry, and served as the Chairman of its board of directors from its inception through 2013. During Blue Nile’s history, Mr. Vadon has also served as its Executive Chairman (from 2008 to 2011), Chief Executive Officer (from 1999 to 2008) and President (from 1999 to 2007). Prior to founding Blue Nile, Mr. Vadon was a consultant for Bain & Company, a management consulting firm, which he joined in 1992.

Other U.S. Public Company Board Memberships in Past Five Years

Liberty Interactive Corporation (2015 to present)

Blue Nile, Inc. (1999-2013)

zulily, Inc. (2013-2015)

WE RECOMMEND THAT YOU VOTE “FOR” THE ELECTION OF EACH

NOMINEE TO THE BOARD OF DIRECTORS.

The Home Depot 2016 Proxy Statement	19

RATIFICATION OF THE APPOINTMENT OF KPMG LLP

(ITEM 2 ON THE PROXY CARD)

The Audit Committee is directly responsible for the appointment, compensation, retention, evaluation and oversight of the Company’s independent registered public accounting firm. As part of this responsibility, the Audit Committee annually evaluates the independent registered public accounting firm’s qualifications, performance and independence and assesses whether to continue to retain the firm or select a different firm.

The Audit Committee has appointed KPMG LLP to serve as the Company’s independent registered public accounting firm for Fiscal 2016. KPMG (or its predecessor firms) has served in that capacity for the Company since 1979. The Audit Committee and its Chair are also involved in and approve the selection of the lead audit partner, who is limited to no more than five consecutive years in that role before the position must be rotated in accordance with SEC rules.

The Audit Committee and the Board believe that the continued retention of KPMG as the Company’s independent auditor is in the best interests of the Company and its shareholders. Although we are not required to submit this matter to shareholders, the Board believes that it is a sound corporate governance practice to seek shareholder ratification of the appointment of KPMG. If shareholders do not ratify the appointment of KPMG, the Audit Committee will reconsider the appointment.

One or more representatives of KPMG will be present at the Meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to questions from shareholders.

WE RECOMMEND THAT YOU VOTE “FOR” THE RATIFICATION OF

KPMG LLP AS THE COMPANY’S FISCAL 2016 INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM.

20	The Home Depot 2016 Proxy Statement

AUDIT COMMITTEE REPORT

Each member of the Audit Committee is independent under SEC rules, the NYSE listing standards and the Director Independence Standards set forth in the Company’s Corporate Governance Guidelines and attached as Appendix A to this Proxy Statement. The Board has determined that Mr. Brown and Ms. Gooden are “audit committee financial experts” as such term is defined in SEC rules.

The Audit Committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Audit Committee’s composition and meetings. The Audit Committee charter is available on the Company’s website at http://corporategovernance.homedepot.com/committees and is also available in print upon request.

The Audit Committee has:

•

Reviewed and discussed the audited consolidated financial statements with the Company’s management and discussed with KPMG LLP, independent registered public accounting firm for the Company, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees;

•

Received from KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s independence, discussed with KPMG its independence, and concluded that KPMG is independent from the Company and its management;

•

After review and discussions with management and KPMG, recommended to the Board that the audited consolidated financial statements for the Company be included in the Company’s Annual Report on Form 10-K for Fiscal 2015 for filing with the SEC; and

•

Reviewed and discussed the fees billed to the Company by KPMG for audit, audit-related, tax and all other services provided during Fiscal 2015, which are set forth below under “Independent Registered Public Accounting Firm’s Fees,” and determined that the provision of non-audit services is compatible with KPMG’s independence.

This report has been furnished by the current members of the Audit Committee:

•	J. Frank Brown, Chair
•	Ari Bousbib
•	Linda R. Gooden
•	Wayne M. Hewett
•	Mark Vadon

The Home Depot 2016 Proxy Statement	21

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

AUDIT AND OTHER FEES

The following table presents fees billed or expected to be billed for services rendered by KPMG during Fiscal 2015 and Fiscal 2014 (amounts in thousands):

	Fiscal 2015	Fiscal 2014
Audit Fees	$5,464	$4,850
Audit-Related Fees	200	317
Tax Fees	586	360
All Other Fees	–	–
Total Fees	$6,250	$5,527

Audit fees consist of fees for the annual audit of the Company’s consolidated financial statements included in its Annual Report on Form 10-K, the annual audit of the Company’s internal control over financial reporting, the quarterly reviews of the Company’s consolidated financial statements included in its Quarterly Reports on Form 10-Q, services related to other regulatory filings made with the SEC, comfort letters and statutory audits of certain subsidiaries.

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the consolidated financial statements but are not reported in the prior paragraph. These fees are related to the Company’s employee benefit plan audits.

Tax fees for Fiscal 2015 consist of fees of $447,000 for tax compliance and preparation services and fees of $139,000 for tax planning, advisory and consulting services. Tax fees for Fiscal 2014 consist of fees of $285,000 for tax compliance and preparation services and fees of $75,000 for tax planning, advisory and consulting services.

PRE-APPROVAL POLICY AND PROCEDURES

The Audit Committee has adopted a policy regarding the retention of the independent registered public accounting firm that requires pre-approval of all services by the Audit Committee or by the Chair of the Audit Committee. Prior to the engagement of our independent registered public accounting firm, our Audit Committee pre-approves the above-described services by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval or for services in excess of the originally pre-approved amount. In those instances, our Audit Committee requires that we obtain specific pre-approval for those services. If pre-approval is required between Audit Committee meetings, the Chair of the Audit Committee may pre-approve the services, provided that notice of such pre-approval is given to the other members of the Audit Committee and presented to the full Audit Committee at its next scheduled meeting.

22	The Home Depot 2016 Proxy Statement

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

(ITEM 3 ON THE PROXY CARD)

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, the Company provides its shareholders with the opportunity each year to vote to approve, on an advisory basis, the compensation of our named executive officers. The Company recommends that you vote for the approval of the compensation of our named executive officers as described in this Proxy Statement. Accordingly, you may vote on the following resolution at the Meeting:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders.

As described in our “Fiscal 2015 Executive Compensation Report Card” and the Compensation Discussion and Analysis beginning on page 28, the Company’s compensation philosophy is to align executive pay with Company performance. We believe that this alignment motivates our executives to achieve our key financial and strategic goals, creating long-term shareholder value.

Our executive compensation program links pay to performance as follows:

✓	Approximately 88% of the Fiscal 2015 target compensation for our CEO and approximately 81% of the Fiscal 2015 target compensation for our other named executive officers was variable and paid based upon attainment of our pre-determined corporate performance objectives or the performance of our common stock.
✓	For Fiscal 2015, approximately 64% of our CEO’s target compensation and approximately 59% of the target compensation of our other named executive officers was equity-based and paid in a balanced mix of performance-based restricted stock, options and performance shares.
✓	Our named executive officers do not receive tax reimbursements (also known as “gross-ups”), supplemental executive retirement plans, defined benefit pension plans, guaranteed salary increases or guaranteed bonuses and have limited perquisites.
✓	We employ a number of mechanisms to mitigate the chance of our compensation programs encouraging excessive risk taking, including an annual review and risk assessment of all elements of compensation by the LDC Committee, a compensation recoupment policy, stock ownership guidelines, and an anti-hedging policy.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the LDC Committee or the Board. Because we value our shareholders’ views, however, the LDC Committee and the Board will consider the results of this advisory vote when formulating future executive compensation policy. As noted on page 33 in the Compensation Discussion and Analysis, the LDC Committee considered the result of last year’s vote, in which over 97% of the shares voted were voted in support of the compensation of the Company’s named executive officers. Your advisory vote serves as an additional tool to guide the LDC Committee and the Board in continuing to align the Company’s executive compensation program with the interests of the Company and its shareholders and is consistent with our commitment to high standards of corporate governance.

This vote is not intended to express a view on any specific element of compensation, but rather the overall named executive officer compensation program and philosophy as described in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure as set forth below under “Executive Compensation.” We encourage you to carefully review these disclosures and to indicate your support for our named executive officer compensation program.

WE RECOMMEND THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS PRESENTED IN THIS PROXY STATEMENT.

The Home Depot 2016 Proxy Statement	23

SHAREHOLDER PROPOSAL REGARDING EMPLOYMENT DIVERSITY REPORT

(ITEM 4 ON THE PROXY CARD)

Benedictine Sisters, Boerne, Texas, located at 285 Oblate Drive, San Antonio, Texas 78216, are the beneficial owners of more than $2,000 in shares of the Company’s common stock and have notified the Company of their intention to present the following proposal at the Meeting as lead proponent along with other co-proponents, the names and addresses of whom we will provide upon written or oral request. The Company is not responsible for the accuracy or content of the proposal, which is presented as received from the proponents in accordance with SEC rules.

WHEREAS: Equal employment opportunity (EEO) is a fair employment practice and an investment issue. We believe companies with good EEO records have a competitive advantage in recruiting/retaining employees. We believe Home Depot customers are increasingly diverse. A diverse work force is more likely to anticipate and respond effectively to consumer demand.

EEO practices have economic relevance. Home Depot annually files an EEO-1 report with the Equal Employment Opportunity Commission. This information could be made available to shareholders at a minimal additional cost. In 2001, Home Depot began providing EEO information to investors upon request. Since then, Home Depot reversed policy on disclosure of this information.

Allegations of discrimination in the workplace burden shareholders with costly litigation/fines which can damage a company’s reputation.

Home Depot has paid out more than $100 million to settle discrimination lawsuits in the last 16 years. The most costly EEOC settlement was $87 million in 1997. In 2004, Home Depot agreed to pay $5.5 million to settle charges of class-wide gender, race and national origin discrimination at 30 Colorado stores. In 2006, Home Depot paid $125,000 to settle a racial harassment/retaliation lawsuit that alleged Home Depot subjected a former lumberman/forklift operator to a racially hostile work environment and fired him in retaliation for complaining. In 2009, Home Depot paid $84,750 to settle retaliation charges related to a 2004 discrimination suit.

In 2012, Home Depot faced additional controversies. In April, the company settled a suit brought by the Department of Justice for allegedly violating the Uniformed Services Employment and Reemployment Rights Act of 1994. In September, Home Depot paid $100,000 to settle a lawsuit filed by the EEOC charging failure to provide reasonable accommodation for a worker diagnosed with cancer.

RESOLVED: Shareholders request that Home Depot prepare a diversity report, at reasonable cost and omitting confidential information, available to investors by September 2016, including the following:

1. A chart identifying employees according to their gender and race in each of the nine major EEOC-defined job categories for the last three years, listing numbers or percentages in each category;

2. A summary description of any affirmative action policies and programs to improve performance, including job categories where women and minorities are underutilized;

3.  A description of policies/programs oriented toward increasing diversity in the workplace.

SUPPORTING STATEMENT:

In 2013, the U.S. Equal Employment Opportunity Commission reported racial minorities comprised 35.9 percent of the private industry workforce, but just 12.2 percent of executives and managers. Likewise, women represented 47.8 percent of the workforce, but just 29.2 percent of executives and managers.

We agree with a recommendation of the 1995 bipartisan Glass Ceiling Commission that “public disclosure of diversity data—specifically data on the most senior positions—is an effective incentive to develop and maintain innovative, effective programs to break the glass ceiling barriers.” Home Depot has demonstrated leadership on many corporate social responsibility issues. We ask the company to again demonstrate leadership in diversity by committing to EEO disclosure.

24	The Home Depot 2016 Proxy Statement

RESPONSE TO PROPOSAL REGARDING EMPLOYMENT DIVERSITY REPORT

The Board recommends that you vote against this shareholder proposal. Shareholders of the Company have rejected this proposal at thirteen previous annual meetings. One of the Company’s core values is Respect for All People, and we strive to foster a culture that encourages, supports, leverages and values diversity and inclusion. We are committed to maintaining a diverse and inclusive environment for our associates. Our overall human resources strategy is to attract, retain and develop diverse talent, which ensures that the composition of our customers and our communities are reflected and represented in our Company. Our commitment to diversity is reflected in the makeup of our senior leadership team and our Board of Directors. We have also taken a number of steps to align our diversity initiatives within our strategic framework, including the following:

•	We use an employment marketing strategy that enables us to source and recruit diverse associates through such avenues as national and local career fairs, social media, and multilingual ads and flyers.
•

We maintain a diversity microsite on The Home Depot careers website, available at careers.homedepot.com > Our Culture > Diversity, which provides potential candidates with insight into our diversity initiatives as well as a unique perspective into our diverse and inclusive culture and workforce.

•

We partner with several diverse national organizations, such as the National Association for the Advancement of Colored People (NAACP), National Urban League, Hispanic Association on Corporate Responsibility and the National Association of Chinese Americans, to promote community involvement and both attract and retain diverse talent.

•

Our internal communication strategy includes diversity and inclusion messaging focused on increasing cultural awareness and reiterating the importance of diversity and inclusion as core values. This includes focused communications in our stores and featured articles on our internal website showcasing associate accomplishments and opportunities for growth and development.

•

We engage our associates through our seven Associate Resource Groups (“ARGs”). The ARGs consist of teams of associates focusing on various aspects of diversity who are committed to supporting the Company’s business objectives and driving associate engagement through professional development, cultural awareness and community outreach. Our current ARGs are organized around the following groups: African-American, Disabled, Hispanic/Latino, LGBT (Lesbian, Gay, Bisexual and Transgendered), Military, Pan-Asian and Women.

•

In addition to our ARGs, we develop our leaders’ capabilities through our Women in Leadership program, which is available to both our female and male associates. This program focuses on providing key leadership skills, business acumen and access to resources to support career development.

•	Our diversity and inclusion training includes four videos for all Company leaders that reinforce our commitment to a diverse and inclusive workforce.
•	We provide a dedicated hotline to promote the anonymous reporting of concerns regarding conduct that violates the Company’s Business Code of Conduct and Ethics.

We maintain a team of associates led by our Director – Diversity and Inclusion that provides focused leadership in developing a diverse and inclusive work environment in which all associates are valued, respected, encouraged and supported to do their best work. The Company does not believe adoption of this proposal would enhance its commitment to equal opportunity in any meaningful way.

WE RECOMMEND THAT YOU

VOTE “AGAINST” THE ADOPTION OF

THIS SHAREHOLDER PROPOSAL.

The Home Depot 2016 Proxy Statement	25

SHAREHOLDER PROPOSAL REGARDING SPECIAL SHAREHOLDER MEETINGS

(ITEM 5 ON THE PROXY CARD)

Mr. John Chevedden, located at 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, is the beneficial owner of at least 100 shares of the Company’s common stock and has notified the Company of his intention to present the following proposal at the Meeting. The Company is not responsible for the accuracy or content of the proposal, which is presented as received from the proponent in accordance with SEC rules.

Proposal 5 – Special Shareowner Meetings

Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 10% of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our board’s current power to call a special meeting.

Delaware law allows 10% of shareholders to call a special meeting and many companies have adopted the 10% threshold. Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. Shareowner input on the timing of shareowner meetings is especially important when events unfold quickly and issues may become moot by the next annual meeting.

This proposal topic won more than 70% support at Edwards Lifesciences and SunEdison in 2013. Vanguard sent letters to 350 of its portfolio companies asking them to consider providing the right for shareholders to call a special meeting.

This proposal is more important to Home Depot shareholders due to the restrictions on the Home Depot shareholder right to act by written consent. This proposal is also more important to Home Depot shareholders depending on whether Home Depot adopts a shareholder right to proxy access, as many companies are doing prior to 2016 annual meetings, that represents best practices from a shareholder perspective.

Please vote to enhance shareholder value:

Special Shareowner Meetings – Proposal 5

26	The Home Depot 2016 Proxy Statement

RESPONSE TO PROPOSAL REGARDING SPECIAL SHAREHOLDER MEETINGS

The Board recommends that you vote against this shareholder proposal. Currently, shareholders of 25% of our common stock have the right to call a special meeting, pursuant to a Company proposal adopted by our shareholders at our 2009 annual meeting. Our shareholders have been asked to vote on a proposal lowering the threshold in three of the last four years – to 10% in 2015 and to 15% in 2012 and 2014 – and each time, our shareholders have rejected allowing a smaller minority of shareholders to call a special meeting. Our Board of Directors continues to believe that 25% is an appropriate threshold, particularly when viewed together with our robust corporate governance practices and the many shareholder protections that we have adopted.

As noted in our Corporate Governance Factsheet, located on our Corporate Governance website (http://corporategovernance.homedepot.com/factsheet), in addition to a shareholder right to call a special meeting, we have adopted extensive governance best practices. We provide our shareholders with a proxy access right, which we adopted earlier this year, as well as majority voting for directors, annual director elections and a shareholder right to act by majority written consent. In 2014, 2015 and 2016, Institutional Shareholder Services (ISS) gave us its highest ranking of “1” under its QuickScore governance rating system, reflecting its conclusion that our corporate governance risk is low.

If adopted, this proposal would have the effect of allowing a relatively small minority of shareholders with narrow interests to call an unlimited number of special meetings to consider matters that may not be in the best interests of all of our shareholders. We believe that at least 25% of our shareholders should agree that a matter be addressed before a special meeting is called. Therefore, in the best interests of our shareholders and Company and in light of the many shareholder protections we already have in place, we recommend that you vote against this shareholder proposal.

WE RECOMMEND THAT YOU

VOTE “AGAINST” THE ADOPTION OF

THIS SHAREHOLDER PROPOSAL.

The Home Depot 2016 Proxy Statement	27

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

FISCAL 2015 EXECUTIVE COMPENSATION REPORT CARD: THE HOME DEPOT PAYS FOR PERFORMANCE

Our executive compensation program aligns pay with performance. Approximately 88% of our CEO’s target compensation for Fiscal 2015 (approximately 81% on average for our other named executive officers, or “NEOs”) was at risk and contingent upon the achievement of corporate performance objectives and/or share price performance. The components of total target compensation for Fiscal 2015 were:

Below are the variable components of Fiscal 2015 total target compensation, including the performance measures used for each, the actual Company performance in Fiscal 2015 relevant to those measures, and the resulting compensation paid to our NEOs.

Fiscal 2015 Performance Measures	Fiscal 2015 Company Performance	Fiscal 2015 Executive Compensation Results

Management Incentive Plan (“MIP”):

•	Sales, operating profit and inventory turns – operating profit threshold level must be met for any MIP payout to occur ($ in billions):

	Threshold	Target	Maximum
Sales (40%)	$82.70	$87.06	$104.47
Operating Profit (40%)	$10.35	$11.50	$13.80
Inventory Turns (20%)	4.33	4.81	5.77

Exceeded target levels for each of the sales, operating profit and inventory turns goals:

•	Sales (as defined in the MIP) of $89.27 billion
•	Operating profit (as defined in the MIP) of $12.06 billion
•	Inventory turns of 4.90 times

MIP payout levels are determined as a percentage of base salary, with a target level payout of 200% of base salary for the CEO, 125% for the CFO and 100% for other NEOs

Actual MIP Payout:

NEO	Performance as a % of Target	MIP Payout
C. Menear	116.7%	$3,033,014
C. Tomé	116.7%	$1,545,671
M. Carey	116.7%	$834,079
M. Holifield	117.0%	$889,079
M. Powers	117.0%	$783,794

Fiscal 2015-2017 Performance Share Award:

•	Three-year average return on invested capital (“ROIC”) and operating profit ($ in billions):

	Threshold	Target	Maximum
Three-Year Average ROIC (50%)	26.4%	29.3%	32.2%
Three-Year Average Operating Profit (50%)	$11.09	$12.32	$13.55
Payout as a Percent of Target	25%	100%	200%

As of the end of Fiscal 2015:

•	ROIC (as defined in the terms of the award) of 28.7%
•	Operating profit (as defined in the terms of the award) of $12.06 billion

Shares are received following the end of the three-year performance period, if and to the extent the performance measures are met

Performance-Based Restricted Stock:

•	Operating profit – restricted stock is forfeited if Fiscal 2015 operating profit is not at least 90% of the MIP target (at least $10.35 billion)

Operating profit (as defined in the MIP) of $12.06 billion exceeded the 90% threshold

Shares of restricted stock were not forfeited, and will vest 50% after 30 months and 50% after 60 months from grant date

Stock Options:

•	Stock price performance – annual grant with an exercise price of $116.15 made on March 24, 2015
•	20% increase in stock price in Fiscal 2015
•	One-year Total Shareholder Return (“TSR”) of 22.9% compared to the one-year TSR for the S&P 500® Index of (0.7)%
•	At the end of Fiscal 2015, options were in-the-money by $9.61 per share
•	Options vest 25% on the second, third, fourth and fifth anniversaries of the grant date

28	The Home Depot 2016 Proxy Statement

EXECUTIVE COMPENSATION

EXECUTIVE SUMMARY

Fiscal 2015 Company Business Objectives and Performance

Our strategic framework in Fiscal 2015 reflected an evolution of the three-legged stool strategy that we have employed over the past several years, with a focus on the following core principles aimed at driving shareholder return and a sustainable competitive advantage:

•	Customer Experience, aimed at connecting service to customer needs and connecting stores to website and website to stores;
•	Product Authority for home improvement, aimed at connecting assortment to local needs and connecting merchandise from supplier to shelf to customer;
•	Capital Allocation driving productivity and efficiency and connecting activities to cost efficiency; and
•

Interconnecting Retail, tying the three legs of the stool together to reflect our end-to-end approach to offering our customers the products that they want through the most effective channels in the most efficient manner.

By executing against the strategic initiatives that support these principles, our business performed well in Fiscal 2015. Highlights of the Company’s Fiscal 2015 performance include the following:

•	Increased net sales by 6.4% to $88.5 billion;
•	Increased operating income by 12.5% to $11.8 billion;
•	Increased diluted earnings per share by 15.9% to $5.46;
•	Generated $9.4 billion in operating cash flow; and
•	Increased return on invested capital (“ROIC”) from 24.9% to 28.0%.

As a result of our significant cash flow from operations and disciplined capital allocation, we were also able to return value to our shareholders during Fiscal 2015 through a 20% increase in our stock price, a 26% increase in our quarterly dividend for a total of $3.0 billion in dividends, and $7.0 billion in share repurchases.

Named Executive Officers

Our named executive officers for Fiscal 2015 were:

•	Craig A. Menear, Chairman, CEO and President;
•	Carol B. Tomé, Chief Financial Officer (“CFO”) and Executive Vice President – Corporate Services;
•	Matthew A. Carey, Executive Vice President and Chief Information Officer;
•	Mark Q. Holifield, Executive Vice President – Supply Chain and Product Development; and
•	Marc D. Powers, former Executive Vice President – U.S. Stores, who served in this role until January 31, 2016, the last day of Fiscal 2015.

In Fiscal 2015, all of the Executive Vice Presidents listed above reported directly to the CEO.

Compensation Philosophy and Objectives: Pay for Performance

We designed our compensation program for associates at all levels with the intent to align pay with performance. By doing so, we seek to motivate associate performance and enhance morale, which drives a superior customer experience. We believe this alignment encourages achievement of our strategic goals and creation of long-term shareholder value.

The principal elements of our compensation program for executive officers are base salary, annual incentives and long-term incentives. The amount of incentive compensation paid, if any, is determined by our performance against our Fiscal 2015 business plan, a plan intended to be challenging in light of prevailing economic conditions, yet attainable through disciplined execution of our strategic initiatives.

The Home Depot 2016 Proxy Statement	29

EXECUTIVE COMPENSATION

The following features of our compensation program for executive officers illustrate our performance-based compensation philosophy and our practice of following compensation best practices:

✓	100% of annual incentive compensation under our Fiscal 2015 MIP was tied to performance against pre-established, specific, measurable financial performance goals.
✓

One-third of the annual Fiscal 2015 equity grant was in the form of a three-year performance share award with payout contingent on achieving pre-established average ROIC and operating profit targets over the three-year performance period.

✓

Our performance-based restricted stock awards, which also comprised one-third of the annual Fiscal 2015 equity grant, were forfeitable if Fiscal 2015 operating profit had been less than 90% of the MIP target. Dividends on performance-based restricted stock grants are accrued and not paid out to executive officers unless and until the performance goal is met.

✓

Our equity awards have longer vesting periods than many of our peers, with the performance-based restricted stock and stock options vesting over five years and the performance shares cliff vesting after three years (subject to achievement of performance goals), which better aligns executive officers’ interests with the interests of our shareholders in the long-term performance of the Company.

✓	Approximately 88% of our CEO’s total target compensation was tied to the achievement of corporate performance objectives and share price performance.
✓

We do not provide tax reimbursements, also known as “gross-ups,” to executive officers; we have limited perquisites; and we do not have any supplemental executive retirement plans, defined benefit pension plans, guaranteed salary increases or guaranteed bonuses.

✓	We prohibit all associates, officers and directors from entering into hedging or monetization transactions designed to limit the financial risk of owning Company stock.

Impact of Fiscal 2015 Business Results on Executive Compensation

The compensation earned by our named executive officers in Fiscal 2015 reflects our corporate performance for the fiscal year:

•	The LDC Committee approved salary increases for the named executive officers based on its assessment of individual performance and other factors, as discussed in more detail below;
•	Reflecting our execution against our business plan and strategic initiatives, our MIP paid out in excess of the target performance level;
•	The performance condition on the performance-based restricted stock granted in Fiscal 2015 was satisfied, although the shares still remain subject to service-based vesting requirements; and
•

The named executive officers earned approximately 138.2% of their 2013-2015 performance share award because we achieved average ROIC and operating profit over the three-year performance period of 17.3% and $10.56 billion, respectively, reflecting performance in excess of the target level for each metric.

Fiscal 2015 Non-Management Compensation

Compensation of our non-management associates in Fiscal 2015 aligned with our philosophy of taking care of our store associates and motivating our associates to deliver a superior customer experience. Non-management associates participate in our Success Sharing bonus program, which provides semi-annual cash awards for performance against our business plan, including sales plan and productivity goals. In addition, these associates are eligible to earn awards for superior performance and customer service at the individual, store and district levels. Due to the outstanding performance of our non-management associates in Fiscal 2015, we made substantial payouts under our Success Sharing program, with 100% of stores qualifying for Success Sharing in each of the first and second halves of Fiscal 2015. This resulted in total Success Sharing bonus payments to our non-management associates of approximately $244 million for Fiscal 2015 performance. We also established a 2.5% merit increase budget for our associates in Fiscal 2015, and we made matching contributions under the FutureBuilder 401(k) Plan. In addition, we provided a variety of recognition and teambuilding awards to recognize and reward top-performing store associates and support store morale.

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Opportunity for Shareholder Feedback

The LDC Committee carefully considers feedback from our shareholders regarding executive compensation matters. Shareholders are invited to express their views or concerns directly to the LDC Committee or the Board in the manner described above under “Communicating with the Board” on page  11 of this Proxy Statement.

COMPENSATION DETERMINATION PROCESS

Participant		Role in the Executive Compensation Determination Process
LDC Committee	•	The LDC Committee evaluates the performance and determines the compensation of our executive officers other than the CEO.
	•	The LDC Committee evaluates the CEO’s performance and makes recommendations to the independent members of the Board regarding compensation for the CEO.
	•	The LDC Committee may delegate its responsibilities to subcommittees, but did not delegate any of its authority with respect to the compensation of any executive officer for Fiscal 2015.
Independent Members of the Board	•	The independent members of the Board, consisting of all directors other than Mr. Menear, evaluate the performance and determine the compensation of the CEO.
Executive Officers	•	The Executive Vice President – Human Resources (“EVP-HR”) made recommendations to the LDC Committee as to the amount and form of executive compensation for executive officers other than the CEO and himself.
	•	The CEO has input on the recommendations to the LDC Committee with respect to the compensation of all of our executive officers (other than himself).
	•	At the request of the LDC Committee, both the EVP-HR and the CEO regularly attend LDC Committee meetings, excluding executive sessions where their respective compensation and other matters are discussed.
Independent Compensation Consultant	•	In November 2014, the LDC Committee engaged Pay Governance LLC as its independent compensation consultant for Fiscal 2015 to provide research, market data, survey information and design expertise in developing executive and director compensation programs. Pay Governance provides consulting services solely to compensation committees.
	•	A representative of Pay Governance attended LDC Committee meetings in Fiscal 2015 and advised the LDC Committee on all principal aspects of executive compensation, including the competitiveness of program design and award values and specific analyses with respect to the Company’s executive officers, including the CEO. The compensation consultant reports directly to the LDC Committee, and the LDC Committee is free to replace the consultant or hire additional consultants or advisers at any time.

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Participant		Role in the Executive Compensation Determination Process
Independent Compensation Consultant (continued)	•	Pursuant to the independent compensation consultant policy adopted by the LDC Committee, its compensation consultant provides services solely to the LDC Committee and is prohibited from providing services or products of any kind to the Company. Further, affiliates of the compensation consultant may not receive payments from the Company that would exceed 2% of the consolidated gross revenues of the compensation consultant and its affiliates during any year.
	•	Pay Governance provided services solely to the LDC Committee in Fiscal 2015, and none of its affiliates provided any services to the Company. In addition, under the independent compensation consultant policy, the LDC Committee assessed Pay Governance’s independence and whether its work raised any conflicts of interest, taking into consideration the independence factors set forth in applicable SEC and NYSE rules. Based on that assessment, including review of a letter from Pay Governance addressing each of those factors, the LDC Committee determined that Pay Governance was independent and that its work did not raise any conflicts of interest.

Benchmarking

We do not target any specific peer group percentile ranking for total compensation or for any particular component of compensation for our named executive officers. The LDC Committee considers each executive’s compensation history and peer group market position as reference points in awarding annual compensation. For our CEO, the LDC Committee considered data provided by Pay Governance from two peer groups. The first consisted of the Fortune 50 companies, excluding certain financial services and other companies due to their unique compensation structure.1 This group reflects companies of similar size and complexity to us. The second group, listed below, consisted of retailers with revenues greater than $10 billion with whom we compete for executive talent.

Retail Peer Group

AutoNation, Inc.	Family Dollar Stores, Inc.	Murphy USA, Inc.	Staples, Inc.

Bed Bath & Beyond Inc.	Genuine Parts Company	Nordstrom, Inc.	SuperValu Inc.

Best Buy Co., Inc.	J. C. Penney Company, Inc.	Office Depot, Inc.	Target Corporation

CarMax Inc.	Kohl’s Corporation	Penske Automotive Group, Inc.	The Gap, Inc.

Costco Wholesale Corporation	L Brands, Inc.	Rite Aid Corp.	The Kroger Co.

CST Brands, Inc.	Liberty Interactive Corporation	Ross Stores, Inc.	The TJX Companies Inc.

CVS Health Corporation	Lowe’s Companies, Inc.	Safeway, Inc.	Wal-Mart Stores, Inc.

Dollar General Corporation	Macy’s, Inc.	Sears Holding Corporation	Whole Foods Market, Inc.

The retail peer group remained largely unchanged from Fiscal 2014. We added Bed Bath & Beyond Inc., Family Dollar Stores, Inc. and Ross Stores, Inc., each of which met the relevant criteria based on fiscal 2014 revenue. We also removed Sysco Corp. from the peer group due to a lack of direct to consumer sales and Walgreen Co. due to its merger in late 2014 with Alliance Boots GmbH.

[1]	The excluded companies were American International Group, Inc., Bank of America Corporation, Berkshire Hathaway Inc., Citigroup Inc., Fannie Mae, Freddie Mac, JP Morgan Chase & Co., State Farm and Wells Fargo & Company. Walgreen Co. was also excluded due to its merger in late 2014 with Alliance Boots GmbH, and Amazon.com, Inc. and Google Inc. were excluded due to the atypical compensation structures of their founder/CEOs.

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In reviewing the benchmarking data in connection with setting Mr. Menear’s Fiscal 2015 compensation, our LDC Committee and the independent directors also reviewed the percentile ranking of our revenues and Mr. Menear’s target total compensation compared to each of these peer groups, as reflected below:

Category	Percentile Rank
	Fortune 50	Retail Peers
Company Revenue*	34%	88%
CEO Target Total Compensation	14%	64%

*	Based on fiscal 2014 revenue as reported in SEC filings.

For our other named executive officers, the LDC Committee considers data from the Hay Group’s Retail Industry Total Remuneration Survey, which provides information and comparisons on compensation for executive and industry specific positions at the corporate and division level of retail companies. This survey data helps the LDC Committee understand the competitive market for the industry in which the Company principally competes for retail-specific talent and for customers.

Mitigating Compensation Risk

In November 2014, the LDC Committee undertook its annual broad-based review and risk assessment of the Company’s compensation policies and practices for its associates for Fiscal 2015. Based on that assessment, the LDC Committee determined that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. In reaching that conclusion, management and the LDC Committee evaluated each key element of our compensation plans and practices for our executive officers and associates against the following factors identified as part of our risk assessment process:

✓	Performance/payment time horizons are appropriate and not overweight in short-term incentives.
✓

The relationship between the incremental achievement levels and corresponding payouts in our incentive plans is appropriate, and all incentives, other than equity incentives that are tied to growth in our share price, have payout caps.

✓

Non-management associates participate in our Success Sharing bonus program, which provides semi-annual cash awards for performance against our business plan, including sales plan and productivity goals. In addition, these associates are eligible to earn awards for superior performance and customer service at the individual, store and district levels.

✓

Programs employ a reasonable mix of performance metrics and are not concentrated on a single metric. Although the operating profit metric is used in more than one incentive, it is a key corporate goal, and the risk of overweighting it is mitigated by using it across different time horizons.

✓	Criteria for payments are closely aligned with our strategic goals, financial plan and shareholder interests.
✓	Payout curves are reasonable and do not contain steep “cliffs” that might encourage unreasonable short-term business decisions to achieve payment thresholds.
✓

Equity for senior officers is paid in a balanced mix of performance-based restricted stock, performance shares and stock options; other associates receive equity in the form of service-based restricted stock.

✓	Bonus, incentive and equity awards to executive officers are subject to a recoupment policy, as described below on page 39, to discourage manipulation of incentive program elements.
✓	Stock ownership guidelines are in place to further align the interests of shareholders and executive officers, as described below on page 40.

Consideration of Last Year’s Advisory Shareholder Vote on Executive Compensation

At our annual meeting of shareholders on May 21, 2015, over 97% of the shares voted were voted in support of the compensation of the Company’s named executive officers. Since then, as part of our regular interaction with our institutional shareholders, we have continued to request input on our compensation practices. In considering the results of the 2015 advisory vote on executive compensation

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and feedback from these shareholders, the LDC Committee concluded that the compensation paid to our executive officers and the Company’s overall executive pay practices have strong shareholder support and therefore determined to maintain the current overall compensation structure for Fiscal 2016.

At our 2011 annual meeting, our shareholders expressed a preference that advisory votes on executive compensation occur every year, as recommended by our Board. Consistent with this preference, the Board implemented an annual advisory vote on executive compensation until the next advisory vote on the frequency of shareholder votes on executive compensation, which will occur no later than the Company’s annual meeting of shareholders in 2017.

ELEMENTS OF OUR COMPENSATION PROGRAMS

The principal elements of our compensation programs are discussed below.

Base Salaries

We provide competitive base salaries that allow us to attract and retain a high-performing leadership team. Base salaries for our named executive officers are reviewed and generally adjusted annually based on a comprehensive management assessment process. For Fiscal 2015, following discussion with the LDC Committee and based upon a review of competitive market data, the Company’s performance in Fiscal 2014, and assessments of the Company’s business plan and anticipated economic conditions in Fiscal 2015, we determined to maintain a Company-wide 2.5% merit increase budget.

In establishing the actual base salaries for the named executive officers for Fiscal 2015, the LDC Committee considered total compensation, scope of responsibilities, performance over the previous year, experience, internal pay equity, potential to assume additional responsibilities, and the competitive marketplace. As a result of this assessment, Ms. Tomé and Messrs. Carey, Holifield and Powers received annual salary increases in April 2015 of between 2.7% – 3.4%, as set forth in the table below. When the independent members of the Board established Mr. Menear’s new base salary upon his promotion to CEO and President effective November 1, 2014, it was with the understanding that his base salary would continue at that level for Fiscal 2015, and therefore his base salary was not increased in April 2015.

Name	2015 Base Salary	2014 Base Salary	Percent Increase
Craig A. Menear	$1,300,000	$1,300,000	–
Carol B. Tomé	$1,060,000	$1,025,000	3.4%
Matthew A. Carey	$715,000	$695,000	2.9%
Mark Q. Holifield	$760,000	$740,000	2.7%
Marc D. Powers	$670,000	$650,000	3.1%

Annual Incentive

All named executive officers participate in the MIP, our cash-based annual incentive plan. The Fiscal 2015 MIP payout was contingent on the achievement of financial performance goals set by the LDC Committee at the beginning of the Fiscal 2015 performance period. The LDC Committee bases the payout on achievement of financial metrics to more directly align MIP goals with shareholder value creation and achievement of the Company’s business plan.

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Performance Goals. Set forth below are the MIP financial performance measures and the threshold, target and maximum Company achievement levels selected by the LDC Committee for Fiscal 2015 (dollars in billions):

Fiscal 2015 Performance Measures
Measure		Threshold			Target	Maximum
	Weighting	Goal	% of Target Goal	% of Target Payout	Goal	Goal	% of Target Goal	% of Target Payout
Sales	40%	$82.70	95%	10%	$87.06	$104.47	120%	200%
Operating Profit	40%	$10.35	90%	10%	$11.50	$13.80	120%	200%
Inventory Turns	20%	4.33	90%	10%	4.81	5.77	120%	200%

The operating profit threshold must be met for any MIP payout to occur. The relative weighting among the goals was determined by the LDC Committee with input from the CEO and the EVP-HR to reflect the Company’s priorities for Fiscal 2015. The LDC Committee aligned the weighting of the sales and operating profit goals to emphasize top line sales growth balanced with the Company’s continued focus on profitability as a means to drive bottom line results for shareholders.

Adjustments.    The pre-established definitions of sales and operating profit under the MIP provided for adjustments for the impact of acquisitions or dispositions of businesses with annualized sales of $1 billion or more and, for operating profit, nonrecurring charges and write-offs exceeding $50 million in the aggregate for specified types of strategic restructuring transactions. The LDC Committee adopted these definitions for plan purposes because it believes these types of strategic decisions support the long-term best interests of the Company and should not adversely affect incentive opportunities. The LDC Committee also included in the pre-established definitions of sales and operating profit under the MIP an adjustment to neutralize the impact of any change (positive or negative) in currency exchange rates during the fiscal year. The addition of this adjustment reflected the significant volatility in exchange rates and increase in the value of the U.S. dollar against other currencies, in particular the Canadian dollar and the Mexican peso, that began in late Fiscal 2014 and was expected to continue in Fiscal 2015. The LDC Committee noted that adjustments for currency fluctuations are not uncommon for large multi-national corporations. These fluctuations represent external, macro-economic influences outside of the control of the executive officers, and the LDC Committee believed that they should not adversely affect incentive opportunities.

The LDC Committee also had extensive discussions about the impact of the data breach experienced by the Company in the third quarter of Fiscal 2014 and its desire to structure the Fiscal 2015 MIP to maintain positive morale and team dynamics and minimize distraction created by concerns about the financial impact of the breach. The LDC Committee noted that it had not adjusted the Fiscal 2014 MIP payouts due to the breach-related costs incurred in Fiscal 2014, but recognized that the Company could not determine, at the time that the Fiscal 2015 MIP targets were established, what the Fiscal 2015 financial impact of the data breach would be. As a result of those discussions, the LDC Committee also determined to include in the operating profit definition an adjustment for the amount of any charges related to the data breach, net of any expected insurance recovery.

Payout Calculations.    For achieving the target level of performance for the Fiscal 2015 MIP, executive officers receive 100% payout. The target performance level was consistent with our 2015 business plan and the forecast disclosed at the beginning of Fiscal 2015. For Fiscal 2015, the LDC Committee set the threshold performance levels at 95%, 90% and 90% of the performance targets for the sales, operating profit and inventory measures, respectively, with a threshold payout at 10% of target. The threshold performance level encourages incremental performance even when achievement of the target appears to be unlikely. At the same time, the relatively low level of payout incentivizes performance above the threshold level.

The LDC Committee also sets maximum performance levels to incent participants to achieve and reward them for above-target performance, while at the same time capping payouts to avoid windfalls due to a

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better than expected external environment. For Fiscal 2015, the LDC Committee set the payout for maximum achievement for the sales, operating profit and inventory turns measures at 200% of target payout, and set the maximum performance goal for those measures at 120% of the target performance goal.

The Company uses interpolation to determine the specific amount of the payout for each named executive officer with respect to the achievement of financial goals between the various levels. The LDC Committee does not have discretion to increase the MIP payout earned by a named executive officer, but it may decrease the payout even if the performance goals are achieved.

The annual target payout levels are determined as a percentage of base salary: 200% for the CEO; 125% for the CFO; and 100% for the other Executive Vice Presidents. For Messrs. Menear and Carey and Ms. Tomé, payouts for achievement of the performance goals were based on overall Company performance. For Messrs. Holifield and Powers, payouts were based upon performance of the portion of the Company’s business for which they were accountable. The specific performance levels for the portions of the Company’s business for which Messrs. Holifield and Powers were responsible are not critical to an understanding of the Company’s compensation program, and we do not believe disclosure of this information would be meaningful to shareholders since it would not be apparent how this information correlates to our consolidated financial statements.

Fiscal 2015 MIP Results.    For Fiscal 2015, for purposes of determining the achievement of MIP awards, sales were $89.27 billion, operating profit was $12.06 billion and inventory turns were 4.90 times, exceeding the target level for each goal. Pursuant to the pre-established definition of sales, sales were adjusted up by $1.35 billion for the impact of changes in currency exchange rates in Fiscal 2015 and adjusted down by $601.8 million due to the impact of the acquisition of Interline Brands, Inc. (“Interline”) in Fiscal 2015. Pursuant to the pre-established definition of operating profit under the MIP, operating profit was adjusted up by $184.3 million due to the impact of changes in currency exchange rates in Fiscal 2015, adjusted down by $29.7 million due to the acquisition of Interline in Fiscal 2015, and adjusted up by $128.0 million for the charges incurred in connection with the 2014 data breach, net of expected insurance recovery. Actual sales and operating profit without these adjustments were $88.5 billion and $11.8 billion, respectively, which also exceeded the target level for each goal.

Based on performance in Fiscal 2015 against the performance goals, the following were the target and actual MIP awards for Fiscal 2015 for each of the named executive officers:

Name	At Target Performance		At Actual Performance
	% of Base Salary	Dollar Amount	% of Base Salary	Dollar Amount
Craig A. Menear	200%	$2,600,000	233.3%	$3,033,014
Carol B. Tomé	125%	$1,325,000	145.8%	$1,545,671
Matthew A. Carey	100%	$715,000	116.7%	$834,079
Mark Q. Holifield	100%	$760,000	117.0%	$889,079
Marc D. Powers	100%	$670,000	117.0%	$783,794

Long-Term Incentives

For Fiscal 2015, we awarded the named executive officers annual long-term incentives consisting of one-third each of performance shares, performance-based restricted stock and stock options. The LDC Committee believed that this balanced mix reflects a focus on pay for performance and alignment with longer-term shareholder interests. The LDC Committee also believed that this mix of equity components provided an appropriate balance of mid- and long-term performance measures and retention incentive, without promoting excessive risk-taking.

The total value of the annual equity awards granted in March 2015 was determined by the LDC Committee after considering the value of equity grants of officers with similar responsibilities at peer group companies described under “Benchmarking” in the “Compensation Determination Process” section

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above and individual performance relating to financial management, leadership, talent management and operational effectiveness, as well as retention risk. For Fiscal 2015, the annual equity award for our CEO at the target level was 538% of his base salary at the time the awards were granted. For the other named executive officers, the target equity value for the annual equity grant ranged from 263% to 340% of base salary.

Performance Shares.    The Fiscal 2015-2017 performance share award provides for the grant of shares of our common stock at the end of a three-year period based on the achievement of average ROIC and operating profit goals over that period, as follows (dollars in billions):

Fiscal 2015-2017 Performance Shares	Threshold	Target	Maximum
Three-Year Average ROIC	26.4%	29.3%	32.2%
Three-Year Average Operating Profit	$11.09	$12.32	$13.55
Percent of Target Payout	25%	100%	200%

For results between these levels, the number of shares is determined by interpolation. There is no payout for results below the threshold level. Each performance measure is separately determined and equally weighted. The pre-established definition of operating profit for each year in the performance period is the same as the one used for the MIP for that year. The pre-established definition of ROIC (a measure of after-tax operating income over the average of beginning and ending equity and long-term debt for the fiscal year) provides for adjustments for the impact of acquisitions or dispositions of businesses with annualized sales of $1 billion or more. Dividend equivalents accrue on the performance share awards (as reinvested shares) and will be paid upon the payout of the award based on the actual number of shares earned.

In Fiscal 2014 and the fiscal year ended February 2, 2014 (“Fiscal 2013”), the LDC Committee also granted performance share awards that were structured similarly to the Fiscal 2015-2017 award. The Fiscal 2014-2016 and Fiscal 2013-2015 awards each provide for the grant of shares of our common stock at the end of the respective three-year period based on the achievement of average ROIC and operating profit goals over that period, as follows (dollars in billions):

Fiscal 2014-2016 Performance Shares	Threshold	Target	Maximum
Three-Year Average ROIC	21.5%	26.9%	32.2%
Three-Year Average Operating Profit	$8.82	$11.03	$13.24
Percent of Target Payout	25%	100%	200%

Fiscal 2013-2015 Performance Shares	Threshold	Target	Maximum
Three-Year Average ROIC	13.8%	17.3%	20.8%
Three-Year Average Operating Profit	$7.32	$9.15	$10.98
Percent of Target Payout	25%	100%	200%

Operating profit and ROIC under these prior awards are defined in the same manner as under the Fiscal 2015-2017 award, except that the pre-established definition of ROIC under the 2013-2015 award also provides for adjustments for share repurchase activity and dividend increases above a specified level. Dividend equivalents accrue on the performance share awards (as reinvested shares) and will be paid upon the payout of the award based on the actual number of shares earned.

The performance period for the Fiscal 2013-2015 performance share awards ended on January 31, 2016. Over the three-year period, the Company achieved an average ROIC of 17.3% and average operating profit of $10.56 billion, as calculated pursuant to the terms of the awards. As a result, the named executive officers earned approximately 138.2% of their 2013-2015 performance share award, reflecting performance at or in excess of the target level for each metric. Pursuant to the pre-established definition of operating profit for the Fiscal 2013-2015 awards, operating profit was adjusted up by $184.3 million due

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to changes in currency exchange rates in Fiscal 2015, adjusted down by $29.7 million due to the acquisition of Interline in Fiscal 2015, and adjusted up by $128.0 million due to charges incurred in Fiscal 2015 in connection with the 2014 data breach. Pursuant to the pre-established definition of ROIC for the Fiscal 2013-2015 awards, ROIC was also adjusted by the same amounts for the impact of currency exchange rates, the Interline acquisition and the data breach, as well as for share repurchases and dividend increases above the dividend level at the time the award was granted. Average operating profit and ROIC over the three-year period without the adjustments were $10.47 billion and 24.6%, respectively. The named executive officers earned the following shares under the award, which include reinvested accrued dividends:

Name	Value at Date of Grant(1) (3/27/2013)	Shares Earned at End of Performance Period (1/31/2016)	Value at End of Performance Period(2) (1/31/2016)
Craig A. Menear	$891,659	18,716	$2,353,724
Carol B. Tomé	$1,099,982	23,089	$2,903,673
Matthew A. Carey	$683,267	14,342	$1,803,650
Mark Q. Holifield	$533,310	11,194	$1,407,757
Marc D. Powers	$299,983	6,296	$791,785

(1)	Reflects the grant date fair value.

(2)	Reflects the value based upon the closing stock price of $125.76 on January 29, 2016, the last trading day of Fiscal 2015.

Performance-Based Restricted Stock.    In March 2015, we granted performance-based restricted stock awards that were forfeitable if operating profit was less than 90% of the MIP target for Fiscal 2015. Dividends on the restricted stock awards are accrued and not paid out unless the performance goal is met. Once the performance goal is met, cash dividends are then paid currently on the shares of restricted stock. The performance goal was met at the end of Fiscal 2015. As a result, the restricted stock will vest 50% on each of the 30- and 60-month anniversaries of the grant date.

Stock Options.    In March 2015, we granted stock options with an exercise price equal to the fair market value of our stock, which is defined as the market closing price on the date of grant. The options vest 25% on each of the second, third, fourth and fifth anniversaries of the grant date. Option re-pricing is expressly prohibited by our Amended and Restated 2005 Omnibus Stock Incentive Plan (the “Omnibus Plan”) without shareholder approval.

Deferred Compensation Plans

In addition to the FutureBuilder 401(k) Plan (a broad-based tax-qualified plan), we have two nonqualified deferred compensation plans for our management and highly compensated associates, including executive officers:

•	The Deferred Compensation Plan for Officers (solely funded by the individuals who participate in the plan); and
•

The FutureBuilder Restoration Plan (the “Restoration Plan”), which provides a Company matching contribution equal to 3.5% of the amount of salary and annual cash incentive earned by a management-level associate in excess of the IRS limits for tax-qualified plans, payable in shares of common stock of the Company upon retirement or other employment termination.

The plans are designed to permit participants to accumulate income for retirement and other personal financial goals. The Deferred Compensation Plan for Officers and the Restoration Plan are described in the notes to the Nonqualified Deferred Compensation table beginning on page 51. Deferred compensation arrangements are common executive programs, and we believe that these arrangements help us in the recruitment and retention of executive talent; however, we do not view nonqualified deferred compensation as a significant element of our compensation programs. None of these plans provides above-market or preferential returns.

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Perquisites

We provide very limited perquisites to our executive officers and do not view them as a significant element of our compensation program. We do not provide tax reimbursements, or “gross-ups,” on perquisites.

Our named executive officers participate in a death-benefit-only program, under which they are entitled to a $400,000 benefit upon death if they are employed by the Company at that time. In addition, the benefit is continued for life for executive officers with ten years of service with the Company. Currently, Messrs. Menear and Powers and Ms. Tomé have met this service requirement and are entitled to lifetime death benefit coverage. In Fiscal 2009, we discontinued this benefit for any new executive officers.

The Company requests that Mr. Menear travel by Company aircraft, including travel for personal reasons. We also permit non-business use of Company aircraft by other named executive officers on a more limited basis.

Other Benefits

Our named executive officers have the option to participate in various employee benefit programs, including medical, dental, disability and life insurance benefit programs. These benefit programs are generally available to all associates. We also provide all associates, including our named executive officers, with the opportunity to purchase our common stock through payroll deductions at a 15% discount through our Amended and Restated Employee Stock Purchase Plan (the “ESPP”), a nondiscriminatory, tax-qualified plan. All associates, including our named executive officers, are also eligible to participate in our charitable matching gift program through The Home Depot Foundation.

MANAGEMENT OF COMPENSATION-RELATED RISK

We employ a number of mechanisms to mitigate the chance of our compensation programs encouraging excessive risk-taking, including those described below.

Annual Risk Assessment	As discussed above under “Mitigating Compensation Risk” on page 33, our LDC Committee undertakes an annual review and risk assessment of our compensation policies and practices.
Compensation Recoupment Policy	Pursuant to the executive compensation clawback policy set forth in our Corporate Governance Guidelines, if the Board determines that any bonus, incentive payment, equity award or other compensation awarded to or received by an executive officer was based on any financial results or operating metrics that were achieved as a result of that officer’s knowing or intentional fraudulent or illegal conduct, we will seek to recover from the officer such compensation (in whole or in part) as the Board deems appropriate under the circumstances and as permitted by law.

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Stock Ownership and Retention Guidelines	Our Executive Stock Ownership and Retention Guidelines require our named executive officers to hold shares of common stock with a value equal to the specified multiples of base salary indicated below. This program assists in focusing executives on long-term success and shareholder value. Shares owned outright, restricted stock, and shares acquired pursuant to the ESPP, the FutureBuilder 401(k) Plan and the Restoration Plan are counted towards this requirement. Unearned performance shares and unexercised stock options are not counted toward this requirement. Newly hired and promoted executives have four years to satisfy the requirements.
As of March 4, 2016, all of our active named executive officers complied with the stock ownership and retention guidelines and held the following multiples of base salary (rounded to the nearest whole multiple):

Name	Multiple of Base Salary
	Current Ownership	Guideline
Craig A. Menear	13x	6x
Carol B. Tomé	72x	4x
Matthew A. Carey	13x	4x
Mark Q. Holifield	8x	4x

Anti-Hedging Policy	In Fiscal 2012, the Company adopted a policy that prohibits all associates, officers and directors from entering into hedging or monetization transactions designed to limit the financial risk of owning Company stock. These include prepaid variable forward contracts, equity swaps, collars, exchange funds and other similar transactions, as well as speculative transactions in derivatives of the Company’s securities, such as puts, calls, options (other than those granted under a Company compensation plan) or other derivatives.
Equity Grant Procedures	Company-wide equity grants, including equity grants to named executive officers, are awarded annually effective as of the date of the March meeting of the LDC Committee, which is generally scheduled at least a year in advance. Throughout the year, equity awards are made to new hires, promoted employees, and, in rare circumstances, as a reward for exceptional performance. In all cases, the effective grant date for these mid-year awards is the date of the next regularly scheduled quarterly LDC Committee meeting. The exercise price of each of our stock option grants is the market closing price on the effective grant date.

40	The Home Depot 2016 Proxy Statement

EXECUTIVE COMPENSATION

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

We have a limited severance arrangement with Ms. Tomé. When Ms. Tomé’s employment arrangement was adopted in 2001, the severance provisions reflected the terms provided to our other executives at that time and were consistent with the terms provided in the competitive market for executive talent. This severance arrangement is discussed below under “Potential Payments Upon Termination or Change in Control—Termination Without Cause or For Good Reason” on page 52. We do not have a severance arrangement with our CEO or any of our other active named executive officers.

Mr. Powers served as our Executive Vice President – U.S. Stores until January 31, 2016. In connection with the termination of his employment after 30 years of service to the Company, the Company entered into a separation agreement with Mr. Powers, which is described in more detail below under “Potential Payments Upon Termination or Change in Control—Payments to Former Executive” on page 55.

We do not have any change in control agreements with our executives. However, our equity awards granted prior to Fiscal 2013, including those granted to the named executive officers, provide for accelerated vesting on a change in control. This type of vesting can be an effective means to retain associates through completion of a value-creating transaction, especially for more senior executives for whom equity represents a significant portion of total compensation. In the event the value of such accelerated vesting constitutes an “excess parachute payment,” the executive would be subject to a 20% excise tax on such amount, and the amount would not be tax deductible by the Company. In Fiscal 2013, the LDC Committee adopted a new form of equity award agreement, beginning with awards granted in Fiscal 2013, that eliminates this accelerated vesting of equity triggered solely by a change in control of the Company. The awards granted since Fiscal 2013, including the awards granted in Fiscal 2015, only provide for accelerated vesting if the executive is terminated within 12 months following a change in control.

TAX DEDUCTIBILITY CONSIDERATIONS

Section 162(m) of the Internal Revenue Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and the three other most highly compensated executive officers of a public company, other than the chief financial officer. The limitation does not apply to compensation based on achievement of pre-established performance goals if certain requirements are met. Our Omnibus Plan, and the performance shares, performance-based restricted stock, and stock options granted under this plan, as well as the annual cash incentive award under the MIP, are intended to permit such awards to qualify as performance-based compensation to maximize the tax deductibility of these awards. There can be no assurance that these awards will be fully deductible under all circumstances, however, as a number of additional requirements must be met for the awards to qualify as performance-based compensation. In addition, the LDC Committee reserves the discretion to award compensation that is not exempt from the deduction limits of Section 162(m).

The Home Depot 2016 Proxy Statement	41

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation during the last three fiscal years paid to or earned by (1) the CEO; (2) the CFO; and (3) the three other most highly compensated executive officers who were serving as executive officers as of the end of Fiscal 2015 (collectively, the “named executive officers”).

SUMMARY COMPENSATION TABLE
Name, Principal Position and Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2) (3) (6)	Option Awards ($)(2) (6)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4) (5)	Total ($)
Craig A. Menear Chairman, Chief Executive Officer & President
2015	1,300,000	–	4,758,790	2,333,316	3,033,014	–	137,320	11,562,440
2014	991,104	–	2,349,258	4,649,994	2,136,504	–	45,005	10,171,865
2013	767,000	–	1,825,574	891,659	982,547	–	51,493	4,518,273
Carol B. Tomé Chief Financial Officer & Executive Vice President – Corporate Services
2015	1,051,923	–	2,472,858	1,199,994	1,545,671	–	79,076	6,349,522
2014	1,019,231	–	2,380,206	1,149,996	1,300,982	–	133,626	5,984,041
2013	994,231	–	2,275,766	1,099,988	1,534,988	–	89,670	5,994,643
Matthew A. Carey Executive Vice President & Chief Information Officer
2015	710,385	–	1,473,529	716,658	834,079	–	18,478	3,753,129
2014	690,846	–	1,477,490	716,661	705,703	–	20,741	3,611,441
2013	673,077	–	1,408,221	683,330	831,350	–	16,696	3,612,674
Mark Q. Holifield Executive Vice President – Supply Chain & Product Development
2015	755,384	–	1,376,871	666,659	889,079	–	44,936	3,732,929
2014	737,300	–	1,623,288	916,661	759,652	–	35,057	4,071,958
Marc D. Powers Executive Vice President – U.S. Stores(6)
2015	665,385	–	3,089,317	4,773,859	783,794	–	1,479,585	10,791,940

(1)

Amount of salary actually received in any year may differ from the annual base salary amount due to the timing of payroll periods and the timing of changes in base salary, which typically occur in April or following a mid-year promotion.

(2)

Amounts set forth in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of awards granted in Fiscal 2015, Fiscal 2014 and Fiscal 2013 computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), and also include the incremental fair value related to the modification of certain of Mr. Powers’ stock and option awards pursuant to his separation agreement, as discussed further in footnote 6 below. The assumptions made in the valuation of the awards are set forth in Note 1 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K as filed with the SEC on March 24, 2016 (the “2015 Form 10-K”). The valuation of restricted stock awards is based on the closing stock price on the grant date or the modification date, as applicable.

(3)

Amounts reflect the grant date fair value of performance share and performance-based restricted stock awards granted to the named executive officers during Fiscal 2015, Fiscal 2014 and Fiscal 2013, plus the value of share equivalents under the Restoration Plan in Fiscal 2015, Fiscal 2014 and Fiscal 2013, as set forth in the table below.

	Grant Date Fair Value for Performance Shares ($)			Grant Date Fair Value for Performance-Based Restricted Stock ($)			Value of Share Equivalents Under Restoration Plan ($)
Name	Fiscal 2015	Fiscal 2014	Fiscal 2013	Fiscal 2015	Fiscal 2014	Fiscal 2013	Fiscal 2015	Fiscal 2014	Fiscal 2013
Craig A. Menear	2,333,221	1,149,925	891,659	2,333,221	1,149,925	891,659	92,348	49,409	42,255
Carol B. Tomé	1,199,946	1,149,925	1,099,982	1,199,946	1,149,925	1,099,982	72,966	80,357	75,801
Matthew A. Carey	716,646	716,613	683,267	716,646	716,613	683,267	40,238	44,264	41,688
Mark Q. Holifield	666,585	666,609	N/A	666,585	916,536	N/A	43,702	40,143	N/A
Marc D. Powers	666,585	N/A	N/A	666,585	N/A	N/A	33,312	N/A	N/A

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EXECUTIVE COMPENSATION

The grant date fair value of the performance shares reflected in the table above is computed based upon the probable outcome of the performance goals as of the grant date, in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For all performance-based awards other than the performance shares granted in Fiscal 2015, Fiscal 2014 and Fiscal 2013, this value is the same as the value calculated assuming the maximum level of performance under the awards. The value of the performance share awards granted in Fiscal 2015, Fiscal 2014 and Fiscal 2013 as of the grant date, assuming that the maximum level of the performance goals will be achieved, is as follows for each of the named executive officers:

	Value of Performance Shares Assuming Maximum Performance ($)
Name	Fiscal 2015	Fiscal 2014	Fiscal 2013
Craig A. Menear	4,666,442	2,299,849	1,783,319
Carol B. Tomé	2,399,891	2,299,849	2,199,965
Matthew A. Carey	1,433,291	1,433,226	1,366,533
Mark Q. Holifield	1,333,170	1,333,218	N/A
Marc D. Powers	1,333,170	N/A	N/A

(4)

Incremental cost of perquisites is based on actual cost to the Company. The incremental cost of personal use of Company aircraft is based on the average direct cost of use per hour, which includes fuel, maintenance, crew travel and lodging expense, landing and parking fees, and engine restoration cost. Any applicable deadhead flights are allocated to the named executive officers. No incremental cost for personal use of the Company aircraft was attributed to a named executive officer where the plane was already traveling to the destination for business reasons. Since our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as crew salaries, depreciation, hangar rent and insurance. In addition to the incremental cost of personal aircraft use reported in the All Other Compensation column and in footnote 5 below, we also impute taxable income to the named executive officers for any personal aircraft use in accordance with Internal Revenue Service regulations. We do not provide tax reimbursements, or “gross-ups,” on these amounts to executive officers.

(5)

The following identifies the perquisites and other compensation for Fiscal 2015 that are required to be quantified by SEC rules. In addition to personal aircraft use, the Company made matching contributions to charitable organizations on behalf of each of the named executive officers, as shown below.

Name	Use of Airplane ($)	Matching Charitable Contributions ($)
Craig A. Menear	56,311	50,000
Carol B. Tomé	28,772	32,492
Matthew A. Carey	–	1,040
Mark Q. Holifield	–	24,940
Marc D. Powers	–	520

Other perquisites and personal benefits for Fiscal 2015 were long-term disability insurance premiums, gifts from an executive business conference, security services for Mr. Menear at certain non-business events, and incremental amounts accrued during Fiscal 2015 under the death-benefit-only program. We do not provide tax gross-ups on any of these perquisites or personal benefits.

The amount in the All Other Compensation column for Mr. Powers also includes a lump sum payment of $150,000 as a partial set-off for his healthcare costs, $9,800 for outplacement services, and a cash payment of $1,300,094 that he received in lieu of any payment under his performance share awards for

The Home Depot 2016 Proxy Statement	43

EXECUTIVE COMPENSATION

the Fiscal 2014-2016 and Fiscal 2015-2017 performance periods, in each case pursuant to the terms of his separation agreement described in more detail below under “Potential Payments Upon Termination or Change in Control—Payments to Former Executive” on page 55.

(6)

Mr. Powers served as our Executive Vice President – U.S. Stores through the end of Fiscal 2015. In connection with the termination of his employment on February 1, 2016 after 30 years of service to the Company, the Company entered into a separation agreement with Mr. Powers, as described in more detail below under “Potential Payments Upon Termination or Change in Control—Payments to Former Executive” on page 55. Pursuant to the separation agreement, certain restricted shares were modified so that they were no longer subject to risk of forfeiture as of February 1, 2016, although they remained subject to restrictions on transfer for a period of time, and the vesting on certain stock options was accelerated to February 1, 2016. The incremental fair values of these restricted share and stock option awards resulting from the modifications are included in the Stock Awards and Option Awards columns, respectively, as further described in footnote 2 above. Accordingly, the value of Mr. Powers’ equity compensation reflected in the Summary Compensation Table is significantly greater than it would have been absent the accounting charges resulting from the modifications. The table below sets forth the impact of these modifications:

Type of Award	Number of Shares Subject to Modification (#)	Incremental Fair Value Due to Modification ($)
Restricted Shares	19,283	$1,722,836
Stock Options	98,934	$4,107,200

MATERIAL TERMS OF NAMED EXECUTIVE OFFICER EMPLOYMENT ARRANGEMENTS

This section describes employment arrangements in effect for the named executive officers during Fiscal 2015. All of these arrangements are “at-will” arrangements set forth in the offer letters provided to the named executive officers at the time of hire or promotion, as applicable. These offer letters have no set duration and consequently no renewal or extension provisions. The offer letters are all filed as exhibits to the 2015 Form 10-K.

The offer letters state each named executive officer’s initial base salary and annual MIP target as a percentage of base salary, payout of which is subject to the achievement of pre-established goals. Both the base salary and MIP target are subject to adjustment upon future review by the LDC Committee, or independent members of the Board in the case of Mr. Menear. The Fiscal 2015 base salary and MIP target as a percentage of base salary for each named executive officer are set forth above in the Compensation Discussion and Analysis.

In addition, the offer letters provide that the named executive officers are eligible to participate in other benefit programs available to salaried associates and/or officers. These benefits include the ESPP, the Deferred Compensation Plan For Officers, the Restoration Plan and the death-benefit-only insurance program. Any provisions in the letters regarding termination of employment are discussed below in the section entitled “Potential Payments Upon Termination or Change in Control” beginning on page 52.

Mr. Menear’s offer letter states that the Company has requested that he travel, whenever practicable, by Company aircraft, including when traveling for personal reasons. However, to the extent he or his family uses Company aircraft for personal reasons, the Company will not provide a tax gross-up for any imputed compensation.

44	The Home Depot 2016 Proxy Statement

EXECUTIVE COMPENSATION

FISCAL 2015 GRANTS OF PLAN-BASED AWARDS

The following table sets forth the plan-based awards granted to the named executive officers pursuant to Company plans during Fiscal 2015.

FISCAL 2015 GRANTS OF PLAN-BASED AWARDS(1)

Name	Grant Date(3)		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
		Approval Date(3)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Craig A. Menear
Performance Shares	3/24/2015	2/26/2015	–	–	–	2,511	20,088	40,176	–	–	–	2,333,221
Annual Stock Grant	3/24/2015	2/26/2015	–	–	–	–	20,088	–	–	–	–	2,333,221
Annual Option Grant	3/24/2015	2/26/2015	–	–	–	–	–	–	–	125,955	116.15	2,333,316
2015 MIP(2)	2/26/2015	2/26/2015	104,000	2,600,000	5,200,000	–	–	–	–	–	–	–
Carol B. Tomé
Performance Shares	3/24/2015	2/26/2015	–	–	–	1,291	10,331	20,662	–	–	–	1,199,946
Annual Stock Grant	3/24/2015	2/26/2015	–	–	–	–	10,331	–	–	–	–	1,199,946
Annual Option Grant	3/24/2015	2/26/2015	–	–	–	–	–	–	–	64,777	116.15	1,199,994
2015 MIP(2)	2/26/2015	2/26/2015	53,000	1,325,000	2,650,000	–	–	–	–	–	–	–
Matthew A. Carey
Performance Shares	3/24/2015	2/26/2015	–	–	–	771	6,170	12,340	–	–	–	716,646
Annual Stock Grant	3/24/2015	2/26/2015	–	–	–	–	6,170	–	–	–	–	716,646
Annual Option Grant	3/24/2015	2/26/2015	–	–	–	–	–	–	–	38,686	116.15	716,658
2015 MIP(2)	2/26/2015	2/26/2015	28,600	715,000	1,430,000	–	–	–	–	–	–	–
Mark Q. Holifield
Performance Shares	3/24/2015	2/26/2015	–	–	–	717	5,739	11,478	–	–	–	666,585
Annual Stock Grant	3/24/2015	2/26/2015	–	–	–	–	5,739	–	–	–	–	666,585
Annual Option Grant	3/24/2015	2/26/2015	–	–	–	–	–	–	–	35,987	116.15	666,659
2015 MIP(2)	2/26/2015	2/26/2015	30,400	760,000	1,520,000	–	–	–	–	–	–	–
Marc D. Powers
Performance Shares	3/24/2015	2/26/2015	–	–	–	717	5,739	11,478	–	–	–	666,585
Annual Stock Grant	3/24/2015	2/26/2015	–	–	–	–	5,739	–	–	–	–	666,585
Annual Option Grant	3/24/2015	2/26/2015	–	–	–	–	–	–	–	35,987	116.15	666,659
2015 MIP(2)	2/26/2015	2/26/2015	26,800	670,000	1,340,000	–	–	–	–	–	–	–
Modified Awards(5)	1/11/2016	1/11/2016	–	–	–	–	–	–	19,283	98,934	–	5,830,036

(1)	All awards were granted under the Omnibus Plan, other than MIP awards.

(2)

The Fiscal 2015 MIP was based on achievement of pre-established performance goals as described in the Compensation Discussion and Analysis. The amount in the “Threshold” column for the 2015 MIP reflects the minimum possible payout based upon assumed achievement of the threshold performance levels as discussed below under “Terms of Plan-Based Awards Granted to the Named Executive Officers for Fiscal 2015—Fiscal 2015 MIP.”

(3)

Annual equity awards under the Omnibus Plan were approved at the February 26, 2015 meeting of the LDC Committee (or by the independent Board members on that date for the CEO) but were effective as of March 24, 2015. See discussion under “Equity Grant Procedures” on page 40 in the Compensation Discussion and Analysis above.

(4)

Except as described in footnote 5 below, amounts represent the grant date fair value of awards granted in Fiscal 2015 computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation of the awards are set forth in Note 1 to the Company’s consolidated financial statements as filed with the SEC in the 2015 Form 10-K. The valuation of restricted stock awards is based on the closing stock price on the grant date.

(5)

Amounts represent the incremental fair value of certain of Mr. Powers’ restricted stock and stock option awards resulting from the modifications of the awards pursuant to the terms of his separation agreement, as discussed in more detail in footnote 6 to the Summary Compensation Table.

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EXECUTIVE COMPENSATION

TERMS OF PLAN-BASED AWARDS GRANTED TO NAMED EXECUTIVE OFFICERS FOR FISCAL 2015

The LDC Committee approved the Fiscal 2015 annual grants of performance shares, performance-based restricted stock and stock options under the Omnibus Plan for the named executive officers other than Mr. Menear. Mr. Menear’s awards were approved by the independent members of the Board.

Award Type	Award Terms
Performance Shares	For Fiscal 2015, one-third of the annual equity grant provided to the named executive officers was in the form of performance shares. The terms and conditions of the awards are described under “Long-Term Incentives” in the Compensation Discussion and Analysis above. In the event of death, disability or retirement at or after age 60 with at least five years of continuous service (“retirement”), the executive or his or her estate will be entitled to receive any performance shares ultimately earned, and in the event of death or disability before retirement, a pro rata portion of any shares ultimately earned. Upon termination of employment within 12 months following a change in control, the executive would be entitled to a pro rata portion of performance shares based on actual performance for the portion of the performance period before a change in control, plus a pro rata portion of the target performance shares for the portion of the performance period after a change in control. Dividend equivalents accrue on performance share awards (as reinvested shares) and are paid upon the payout of the award based on the actual number of shares earned.
Annual Stock Grants	For Fiscal 2015, one-third of the annual equity grant provided to the named executive officers was in the form of performance-based restricted stock, which was forfeitable if Fiscal 2015 operating profit was less than 90% of the MIP target for Fiscal 2015. If the performance target is met, as it was for Fiscal 2015, the awards are then subject to time-based vesting. The annual restricted stock grants vest 50% on each of the 30-month and 60-month anniversaries of the grant date, subject to continued employment through the vesting date, or, if sooner, upon termination due to death or disability or termination within 12 months following a change in control. In addition, if the performance target is met, the restricted stock becomes non-forfeitable once the executive reaches retirement eligibility but is not transferable before the time-based vesting dates. Dividends on the restricted stock are accrued (as cash dividends) and not paid out to executive officers unless the performance target is met. Once the performance target is met, cash dividends are then paid currently on the shares of restricted stock.
Annual Stock Option Grants	For Fiscal 2015, one-third of the annual equity grant provided to the named executive officers was in the form of nonqualified stock options. The stock option awards vest 25% per year on the second, third, fourth and fifth anniversaries of the grant date, subject to continued employment through the vesting date, or, if sooner, upon termination due to death or disability or termination within 12 months following a change in control. In addition, the stock option awards become non-forfeitable once the executive becomes retirement eligible but are not exercisable before the time-based vesting dates. Generally, stock options may be exercised, once vested, over the remainder of the ten-year option term.

46	The Home Depot 2016 Proxy Statement

EXECUTIVE COMPENSATION

Award Type	Award Terms
Fiscal 2015 MIP

Each of the named executive officers participated in the Fiscal 2015 MIP, the Company’s annual cash-based incentive plan. The Fiscal 2015 MIP payout was based upon achievement of pre-established financial performance goals, as described above in the Compensation Discussion and Analysis.

The LDC Committee approved threshold, target and maximum payout levels for Fiscal 2015 for the named executive officers under the MIP. The threshold, target and maximum potential payouts under the MIP for the named executive officers reflect the following percentages of base salary at the end of Fiscal 2015:

Name	Percentage of Base Salary
	Threshold	Target	Maximum
Craig A. Menear	8%	200%	400%
Carol B. Tomé	5%	125%	250%
Matthew A. Carey	4%	100%	200%
Mark Q. Holifield	4%	100%	200%
Marc D. Powers	4%	100%	200%

Because the operating profit threshold must be met for any payout to occur, the threshold percentage above reflects the minimum possible payout based upon assumed achievement of that threshold. The actual amounts earned based on achievement of Fiscal 2015 MIP performance goals are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

The Home Depot 2016 Proxy Statement	47

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

The following table sets forth information regarding outstanding equity awards as of the end of Fiscal 2015 granted to the named executive officers.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Craig A. Menear	34,446	–	–	38.74	3/20/2017	2,500	314,400	18,716	2,353,724
	11,781	–	–	38.95	5/23/2017	5,000	628,800	30,215	3,799,857
	140,372	–	–	26.84	3/18/2018	11,520	1,448,755	20,386	2,563,765
	90,661	–	–	18.52	11/19/2018	9,415	1,184,030	–	–
	113,687	–	–	23.28	3/24/2019	6,401	804,990	–	–
	117,327	–	–	32.32	3/23/2020	14,580	1,833,581	–	–
	85,101	28,367	–	36.62	3/22/2021	20,088	2,526,267	–	–
	47,637	47,637	–	49.79	3/20/2022	–	–	–	–
	17,117	51,351	–	69.65	3/26/2023	–	–	–	–
	–	83,630	–	78.87	3/25/2024	–	–	–	–
	–	215,305	–	97.57	11/19/2024	–	–	–	–
	–	125,955	–	116.15	3/23/2025	–	–	–	–
Carol B. Tomé	67,610	–	–	32.32	3/23/2020	6,000	754,560	23,089	2,903,673
	117,250	39,084	–	36.62	3/22/2021	6,000	754,560	30,215	3,799,857
	59,070	59,070	–	49.79	3/20/2022	6,000	754,560	10,484	1,318,511
	21,116	63,349	–	69.65	3/26/2023	30,000	3,772,800	–	–
	–	83,630	–	78.87	3/25/2024	25,000	3,144,000	–	–
	–	64,777	–	116.15	3/23/2025	25,000	3,144,000	–	–
	–	–	–	–	–	25,000	3,144,000	–	–
	–	–	–	–	–	20,000	2,515,200	–	–
	–	–	–	–	–	15,872	1,996,063	–	–
	–	–	–	–	–	11,674	1,468,122	–	–
	–	–	–	–	–	7,897	993,127	–	–
	–	–	–	–	–	14,580	1,833,581	–	–
	–	–	–	–	–	10,331	1,299,227	–	–
Matthew A. Carey	66,930	–	–	32.32	3/23/2020	8,960	1,126,810	14,342	1,803,650
	66,189	22,064	–	36.62	3/22/2021	7,155	899,813	18,830	2,368,004
	36,204	36,204	–	49.79	3/20/2022	4,905	616,853	6,262	787,457
	13,117	39,354	–	69.65	3/26/2023	9,086	1,142,655	–	–
	–	52,117	–	78.87	3/25/2024	6,170	775,939	–	–
	–	38,686	–	116.15	3/23/2025	–	–	–	–
Mark Q. Holifield	18,856	–	–	32.32	3/23/2020	7,680	965,837	11,194	1,407,757
	18,911	18,912	–	36.62	3/22/2021	5,649	710,418	17,516	2,202,770
	14,291	28,582	–	49.79	3/20/2022	3,829	481,535	5,824	732,450
	10,238	30,715	–	69.65	3/26/2023	3,049	383,442	–	–
	–	17,587	–	81.97	2/26/2024	8,452	1,062,924	–	–
	–	48,481	–	78.87	3/25/2024	5,739	721,737	–	–
	–	35,987	–	116.15	3/23/2025	–	–	–	–
Marc D. Powers(4)	9,778	–	–	32.32	3/23/2020	2,500	314,400	6,296	791,785
	11,347	11,347	–	36.62	3/22/2021	4,608	579,502	8,101	1,018,768
	8,575	17,149	–	49.79	3/20/2022	3,389	426,201	5,824	732,450
	5,759	17,277	–	69.65	3/26/2023	2,154	270,887	–	–
	–	22,422	–	78.87	3/25/2024	3,909	491,596	–	–
	–	15,378	–	97.57	11/19/2024	2,562	322,197	–	–
	–	35,987	–	116.15	3/23/2025	5,739	721,737	–	–

48	The Home Depot 2016 Proxy Statement

EXECUTIVE COMPENSATION

(1)	Unexercisable stock options outstanding as of the end of Fiscal 2015 for each named executive officer vest as follows:

Vesting Date	C. Menear	C. Tomé	M. Carey	M. Holifield	M. Powers
February 27, 2016	–	–	–	4,396	–
March 21, 2016	23,818	29,535	18,102	14,291	8,574
March 23, 2016	28,367	39,084	22,064	18,912	11,347
March 26, 2016	20,907	20,907	13,029	12,120	5,605
March 27, 2016	17,117	21,116	13,118	10,238	5,759
November 20, 2016	53,826	–	–	–	3,844
February 27, 2017	–	–	–	4,397	–
March 21, 2017	23,819	29,535	18,102	14,291	8,575
March 24, 2017	31,488	16,194	9,671	8,996	8,996
March 26, 2017	20,908	20,908	13,029	12,120	5,606
March 27, 2017	17,117	21,116	13,118	10,238	5,759
November 20, 2017	53,826	–	–	–	3,845
February 27, 2018	–	–	–	4,397	–
March 24, 2018	31,489	16,194	9,672	8,997	8,997
March 26, 2018	20,907	20,907	13,029	12,120	5,605
March 27, 2018	17,117	21,117	13,118	10,239	5,759
November 20, 2018	53,826	–	–	–	3,844
February 27, 2019	–	–	–	4,397	–
March 24, 2019	31,489	16,194	9,671	8,997	8,997
March 26, 2019	20,908	20,908	13,030	12,121	5,606
November 20, 2019	53,827	–	–	–	3,845
March 24, 2020	31,489	16,195	9,672	8,997	8,997
Total	552,245	309,910	188,425	180,264	119,560

(2)	Restricted stock outstanding as of the end of Fiscal 2015 for each named executive officer vests as follows:

Vesting Date	C. Menear	C. Tomé	M. Carey	M. Holifield	M. Powers
March 20, 2016	–	20,000	–	–	–
March 23, 2016	11,520	15,872	8,960	7,680	4,608
August 27, 2016	–	–	–	1,524	–
September 26, 2016	7,290	7,290	4,543	4,226	1,954
March 21, 2017	9,415	11,674	7,155	5,649	3,389
May 20, 2017	–	–	–	–	1,281
September 24, 2017	10,044	5,165	3,085	2,869	2,869
March 27, 2018	6,401	7,897	4,905	3,829	2,154
January 8, 2019	–	123,000	–	–	–
February 27, 2019	–	–	–	1,525	–
March 26, 2019	7,290	7,290	4,543	4,226	1,955
August 2, 2019	7,500	–	–	–	–
November 20, 2019	–	–	–	–	1,281
March 24, 2020	10,044	5,166	3,085	2,870	2,870
December 29, 2023	–	–	–	–	2,500
Total	69,504	203,354	36,276	34,398	24,861

The reported value of the restricted stock awards is based on the closing stock price on January 29, 2016, the last trading day of Fiscal 2015.

The Home Depot 2016 Proxy Statement	49

EXECUTIVE COMPENSATION

(3)

The named executive officers’ performance share awards are earned upon the completion of the three-year performance periods ending January 31, 2016, January 29, 2017, and January 28, 2018, based on achievement of pre-established average ROIC and operating profit goals, as described above in the Compensation Discussion and Analysis under “Long-Term Incentives—Performance Shares.” The awards are paid out following certification by our LDC Committee of the achievement of the goals after completion of the applicable performance period. These performance share awards vest sooner in the event of termination of employment within 12 months following a change in control. The number of shares earned is determined based on actual results achieved through the date of the change in control, prorated based on the number of days in the performance period before the change in control, plus the target award amount, prorated based on the number of days in the performance period after the change in control. Dividend equivalents accrue on the performance shares (as reinvested shares) and will be paid upon the payout of the award based on the actual number of shares earned. For the Fiscal 2013-2015 award, the shares reported are the actual amount earned based on the performance level met as of January 31, 2016, as certified by the LDC Committee on March 2, 2016, and include dividend equivalents accrued on the award. For the Fiscal 2014-2016 award and the Fiscal 2015-2017 award, the reported number of shares includes dividend equivalents accrued through January 31, 2016 and assumes achievement of the maximum level of performance for the Fiscal 2014-2016 award and the target level of performance for the Fiscal 2015-2017 award, in accordance with SEC requirements. The reported value of the performance share awards is based on the closing stock price on January 29, 2016, the last trading day of Fiscal 2015.

(4)

The outstanding equity awards for Mr. Powers do not reflect the impact of his separation agreement, described in more detail below under “Potential Payments Upon Termination or Change in Control—Payments to Former Executive” on page 55.

OPTIONS EXERCISED AND STOCK VESTED IN FISCAL 2015

The following table sets forth the options exercised and the shares of restricted stock that vested for the named executive officers during Fiscal 2015.

OPTIONS EXERCISED AND STOCK VESTED IN FISCAL 2015
	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Name
Craig A. Menear	–	–	39,124	4,532,213
Carol B. Tomé	143,381	12,437,745	50,770	5,881,982
Matthew A. Carey	37,818	3,186,102	29,218	3,384,544
Mark Q. Holifield	14,291	949,080	23,983	2,778,395
Marc D. Powers	–	–	13,607	1,576,031

50	The Home Depot 2016 Proxy Statement

EXECUTIVE COMPENSATION

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2015

The following table sets forth information regarding the participation of the named executive officers in the Company’s nonqualified deferred compensation plans for Fiscal 2015.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2015
	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)
Craig A. Menear Restoration Plan(5) Deferred Compensation Plan For Officers(6)	N/A 534,126	92,348 –	196,240 (65,178)	– –	1,146,803 2,100,186
Carol B. Tomé Restoration Plan(5)	N/A	72,966	518,434	–	2,858,659
Matthew A. Carey Restoration Plan(5)	N/A	40,238	82,474	–	483,395
Mark Q. Holifield Restoration Plan(5)	N/A	43,702	124,230	–	711,224
Marc D. Powers Restoration Plan(5) (7)	N/A	33,312	80,893	–	467,971

(1)

Executive contributions represent deferral of base salary and incentive awards under the MIP during Fiscal 2015, which amounts are also disclosed in the Fiscal 2015 Salary column and the Fiscal 2014 Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. The Restoration Plan is non-elective, and the participants cannot make contributions to it.

(2)

All Company contributions to the Restoration Plan are included as compensation in the Stock Awards column of the Summary Compensation Table. The Company does not make contributions to the Deferred Compensation Plan For Officers.

(3)

Deferred Compensation Plan For Officers earnings represent notional returns on participant-selected investments. Restoration Plan earnings represent an increase in the value of the underlying Company stock during Fiscal 2015 plus dividends that are credited at the same rate, and at the same time, that dividends are paid to all shareholders.

(4)

For the Restoration Plan, amounts in the aggregate balance for Messrs. Menear, Carey, and Holifield and Ms. Tomé of $306,606, $194,425, $40,143 and $777,924, respectively, were previously reported in the Summary Compensation Table. For the Deferred Compensation Plan For Officers, $1,319,482 of the aggregate balance amount for Mr. Menear were previously reported in the Summary Compensation Table.

(5)

The Restoration Plan, an unfunded, nonqualified deferred compensation plan, provides management-level associates with a benefit equal to the matching contributions that they would have received under the Company’s FutureBuilder 401(k) Plan if certain Internal Revenue Code limitations were not in place. On January 31 of each year, the plan makes an allocation to participant accounts in an amount equal to the participant’s eligible earnings (generally, salary plus annual cash incentive award) during the prior calendar year minus the Internal Revenue Code limit for tax-qualified plans ($265,000 for 2015) multiplied by the current Company match level of 3.5%. This amount is then converted to units representing shares of the Company’s common stock. Stock units credited to a participant’s account are also credited with dividend equivalents at the same time, and in the same amount, as dividends are paid to shareholders. Participant account balances vest at the same time their account in the Company’s tax-qualified FutureBuilder 401(k) Plan vests, which provides for 100% cliff vesting after three years of service. A participant’s vested account balance is payable in shares of common stock on retirement or other employment termination. In-service withdrawals are not permitted.

(6)

The Deferred Compensation Plan For Officers is an unfunded, nonqualified deferred compensation plan that allows officers to defer payment of up to 50% of base salary and up to 100% of annual incentive compensation until retirement or other employment termination. The Company makes no

The Home Depot 2016 Proxy Statement	51

EXECUTIVE COMPENSATION

contributions to the Deferred Compensation Plan For Officers. Participants may also elect an in-service distribution during a designated calendar year or over a period of not more than ten years, or upon a change in control of the Company. Commencing at retirement after age 60 or one year thereafter, payment is made, at the participant’s election, in a single sum or equal annual installment payments over a period of not more than ten years, provided that distribution in a single sum is automatically made on termination for reasons other than retirement or disability. Participants may elect to invest their account balances among an array of mutual funds, and notional earnings are credited to participant accounts based on fund returns. Accounts are 100% vested at all times.

(7)	Mr. Powers will receive payment of his account balance under the Restoration Plan in January 2017, in accordance with the terms of the plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Termination Without Cause or For Good Reason

Messrs. Menear, Carey, and Holifield’s employment arrangements do not entitle them to any severance payments upon employment termination. They would, however, be entitled to any vested benefits under Company plans in which they participate. Messrs. Menear, Carey, and Holifield are subject to non-competition and non-solicitation restrictions for 24 months and 36 months post-termination, respectively. Each named executive officer is also subject to post-termination confidentiality restrictions.

The following table sets forth the estimated value of benefits that Ms. Tomé would be entitled to receive, assuming a termination of employment by the Company without cause or by Ms. Tomé for good reason as of January 31, 2016, the last day of Fiscal 2015. She would also be entitled to any vested benefits under Company plans in which she participates, including amounts under the Restoration Plan as set forth in the Nonqualified Deferred Compensation table on page 51 of this Proxy Statement. Ms. Tomé is not entitled to payment of any benefits upon termination for cause or resignation without good reason other than for accrued compensation earned prior to employment termination and any vested benefits under Company plans in which she participates.

TERMINATION WITHOUT CAUSE OR FOR GOOD REASON
Name	Value of Salary Continuation ($)	Value of Equity Awards Vesting on Termination ($)	Total ($)
Carol B. Tomé	2,120,000	20,003,189	22,123,189

Under Ms. Tomé’s employment arrangement, pursuant to provisions that were adopted in 2001, in the event her employment is terminated by the Company without cause, or by Ms. Tomé for good reason, the Company will continue to pay her base salary for 24 months in accordance with the Company’s normal payroll practices, subject to any delay necessary to comply with the requirements of Internal Revenue Code Section 409A. Also, vesting will be accelerated on her outstanding restricted stock and stock option awards that would otherwise have vested during the salary continuation period (198,395 options with an intrinsic value of $12,457,463 and 60,001 shares of restricted stock with a value of $7,545,726 at the end of Fiscal 2015, based upon the closing stock price of $125.76 on January 29, 2016). Any unvested equity at the end of the salary continuation period will be forfeited.

Termination for cause by the Company under this arrangement generally means that the executive: (a) has engaged in conduct that constitutes willful gross neglect or willful gross misconduct with respect to employment duties that results in material economic harm to the Company, (b) has been convicted of a felony involving theft or moral turpitude, or (c) has violated Company policies. Termination of employment for good reason by the executive generally means the occurrence of certain events without the executive’s consent, including: (a) the assignment of a principal office outside of the Atlanta metropolitan area, (b) decrease in base salary or failure to pay the agreed-upon compensation, or (c) cessation of a direct reporting relationship to the CEO.

52	The Home Depot 2016 Proxy Statement

EXECUTIVE COMPENSATION

In exchange for the foregoing severance payments, Ms. Tomé agreed that during the term of her employment and for 24 months thereafter, she will not, without the prior written consent of the Company, be employed by or otherwise participate in the management of competitors of the Company. She also agreed not to solicit any employee of the Company to accept a position with another entity during the 36-month period following termination.

Change in Control

The Company does not maintain change in control agreements for its executives. However, equity awards made prior to Fiscal 2013 to salaried associates, including the named executive officers, generally provide for accelerated vesting of the award upon a change in control of the Company. As noted above in the Compensation Discussion and Analysis, the LDC Committee adopted a new form of award agreement in February 2013 that no longer provides for automatic acceleration of vesting of awards solely upon a change in control. Awards granted beginning in Fiscal 2013 vest if the executive’s employment is terminated without cause within 12 months following the change in control.

The following table sets forth the estimated value that the currently employed named executive officers would be entitled to receive due to accelerated vesting of outstanding awards assuming a change in control of the Company as of January 31, 2016, both with and without a termination of employment.

CHANGE IN CONTROL
	Change in Control Only			Change in Control Followed by Termination Without Cause
Name	Value of Restricted Stock and Option Awards ($)(1)	Value of Performance Shares ($)(2)	Total Assuming Change in Control and NO Termination of Employment ($)	Value of Additional Restricted Stock and Option Awards Vesting on Termination ($)(3)	Value of Additional Performance Shares Vesting on Termination ($)(4)	Total Assuming Change in Control AND Termination of Employment ($)
Craig A. Menear	9,723,603	–	9,723,603	19,247,428	4,381,856	33,352,887
Carol B. Tomé	29,419,361	–	29,419,361	12,224,364	3,204,868	44,848,593(5)
Matthew A. Carey	6,743,825	–	6,743,825	7,559,139	1,964,874	16,267,838
Mark Q. Holifield	5,533,445	–	5,533,445	7,762,300	1,827,670	15,123,415

(1)

Value reflects outstanding shares of restricted stock granted prior to Fiscal 2013, multiplied by a closing stock price of $125.76 on January 29, 2016, and the intrinsic value as of January 31, 2016 of outstanding unvested stock options granted prior to Fiscal 2013, using the closing stock price of $125.76 on January 29, 2016.

(2)

Does not include the value of the Fiscal 2013-2015 award because it was earned as of January 31, 2016, the last day of the performance period, and would be received regardless of whether there was a change in control.

(3)

Value reflects outstanding shares of restricted stock granted in Fiscal 2013, Fiscal 2014 and Fiscal 2015, multiplied by a closing stock price of $125.76 on January 29, 2016, and the intrinsic value as of January 31, 2016 of outstanding unvested stock options granted in Fiscal 2013, Fiscal 2014 and Fiscal 2015, using the closing stock price of $125.76 on January 29, 2016.

(4)

Value reflects the following: (a) for the Fiscal 2014-2016 performance share award, (i) shares that would have been earned based on 104.7% actual performance at the end of Fiscal 2015 multiplied by a ratio of 728 days in the performance period through January 31, 2016 to 1,092 total days in the performance period, plus (ii) target performance shares multiplied by the ratio of 364 days remaining in the performance period after January 31, 2016 to 1,092 total days in the performance period; and (b) for the Fiscal 2015-2017 performance share award, (i) shares that would have been earned based on 83.5% actual performance at the end of Fiscal 2015 multiplied by a ratio of 364 days in the performance period through January 31, 2016 to 1,092 total days in the performance period, plus (ii) target performance shares multiplied by the ratio of 728 days remaining in the performance period after January 31, 2016 to 1,092 total days in the performance period. In each case, the number of performance shares obtained is multiplied by a closing stock price of $125.76 on January 29, 2016 to

The Home Depot 2016 Proxy Statement	53

EXECUTIVE COMPENSATION

determine the value as of the end of Fiscal 2015. Amounts include dividend equivalents accrued through the end of Fiscal 2015 converted into additional performance shares.

(5)	Upon termination without cause or for good reason, Ms. Tomé would also be entitled to salary continuation benefits in the amount of $2,120,000 as described in the preceding table.

Termination Due to Death, Disability or Retirement

Equity awards made to salaried associates, including the named executive officers, generally provide for accelerated vesting of the award upon employment termination due to death or disability. The following table sets forth the estimated value of benefits that the currently employed named executive officers would be entitled to receive assuming death or disability as of January 31, 2016. In addition, the named executive officers would be entitled to receive vested benefits under Company plans in which they participate, including amounts under the Restoration Plan and, if applicable, the Deferred Compensation Plan For Officers, as set forth in the Nonqualified Deferred Compensation table on page 51 of this Proxy Statement.

DEATH OR DISABILITY
Name	Value of Restricted Stock and Option Awards ($)(1)	Value of Performance Shares ($)(2)	Death Benefit ($)(3)	Total ($)
Craig A. Menear	28,971,031	2,039,324	400,000	31,410,355
Carol B. Tomé	41,643,725	1,692,604	400,000	43,736,329
Matthew A. Carey	14,302,964	1,045,191	400,000	15,748,155
Mark Q. Holifield	13,295,745	972,251	400,000	14,667,996

(1)

Value reflects outstanding restricted stock at the end of Fiscal 2015, multiplied by a closing stock price of $125.76 on January 29, 2016, and outstanding unvested stock options based on the intrinsic value as of January 31, 2016, using the closing stock price of $125.76 on January 29, 2016.

(2)

Value reflects the following: (a) for the Fiscal 2014-2016 performance share award, the prorated portion of shares that would have been earned based on 104.7% actual performance at the end of Fiscal 2015 multiplied by a ratio of 728 days in the performance period through January 31, 2016 to 1,092 total days in the performance period; and (b) for the Fiscal 2015-2017 performance share award, the prorated portion of shares that would have been earned based on 83.5% actual performance at the end of Fiscal 2015 multiplied by a ratio of 364 days in the performance period through January 31, 2016 to 1,092 total days in the performance period. The number of performance shares obtained is multiplied by a closing stock price of $125.76 on January 29, 2016 to determine the value as of the end of Fiscal 2015. Amounts include dividend equivalents accrued through the end of Fiscal 2015 converted into additional performance shares. Amounts do not include the value of the Fiscal 2013-2015 award because it was earned as of January 31, 2016, the last day of the performance period, and would be received regardless of the individual’s death or disability.

(3)	Value reflects a $400,000 death benefit, which is only paid out upon death, not disability.

The majority of equity awards made to salaried associates, including the named executive officers, provide that the awards are no longer forfeitable upon retirement on or after age 60 with five years of continuous service with the Company. As of January 31, 2016, none of the named executive officers had met this condition.

54	The Home Depot 2016 Proxy Statement

EXECUTIVE COMPENSATION

Payments to Former Executive

Mr. Powers.    The Company entered into a separation agreement with Mr. Powers in connection with his termination of employment on February 1, 2016 after 30 years of service to the Company. The separation agreement generally provides for salary continuation for 18 months, paid on a monthly basis; payment of his Fiscal 2015 MIP based on actual results, paid out at the same time as payment is made to other associates; and a lump sum payment of $150,000 as a partial set-off for his healthcare costs. With respect to his equity grants, the separation agreement provides for the acceleration of the vesting of 98,934 stock options to February 1, 2016, which Mr. Powers will have 90 days to exercise, and the removal of the risk of forfeiture on 19,283 restricted shares. The restricted shares remained subject to transfer restrictions as follows: 4,608 restricted shares may be transferred as of March 23, 2016; 1,954 restricted shares may be transferred as of September 26, 2016; and 12,721 restricted shares may be transferred as of February 1, 2017. The remainder of Mr. Powers’ unvested stock options and restricted shares were forfeited effective February 1, 2016. Mr. Powers earned all of the shares under the Fiscal 2013-2015 performance share award, pursuant to the terms of the award. His performance share awards for the Fiscal 2014-2016 and Fiscal 2015-2017 performance periods were forfeited, and he received a lump sum cash payment of $1,300,094 in lieu thereof. Mr. Powers will also be entitled to outplacement services for a period not to exceed 12 months.

The table below summarizes the approximate value of the benefits pursuant to the separation agreement described above:

Benefit	Amount ($)
Salary Continuation	1,005,000
2015 MIP Payment	783,794
Lump Sum Payment for Healthcare Costs	150,000
Stock Options(1)	4,807,888
Restricted Stock(1)	2,439,492
Lump Sum Payment for Performance Shares	1,300,094
Outplacement Services	9,800
Total	10,496,068

(1)

Reflects the value of the accelerated stock options based on the intrinsic value as of February 1, 2016 and the value of the restricted shares no longer subject to risk of forfeiture on February 1, 2016, in each case using the closing stock price of $126.51 on February 1, 2016.

Mr. Powers is also entitled to vested benefits under the Company plans in which he participates, including amounts under the Restoration Plan as set forth in the Nonqualified Deferred Compensation table on page 51 of this Proxy Statement.

Pursuant to the separation agreement, Mr. Powers is subject to non-competition, non-solicitation and confidentiality restrictions for 18 months, two years, and three years, respectively, and receipt of the benefits under the agreement is subject to compliance with these restrictions.

The Home Depot 2016 Proxy Statement	55

EXECUTIVE COMPENSATION

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans Approved by Security Holders(1)	10,997,547	(2)	$59.97	(3)	162,172,582	(4)
Equity Compensation Plans Not Approved by Security Holders(5)	224,003	(6)	$–	(7)	19,094,855	(8)
Total	11,221,550				181,267,437

(1)

These plans are the Company’s 1997 Omnibus Stock Incentive Plan (“1997 Plan”), the Omnibus Plan, the ESPP and The Home Depot, Inc. Non-Employee Directors’ Deferred Stock Compensation Plan (the “Directors Plan”). The Directors Plan allows the Company’s outside directors to elect to defer their cash retainers and meeting fees for deferred stock units payable in shares of the Company’s common stock on termination of Board service. Meeting fees were eliminated for meetings held after August 16, 2007.

(2)

Includes an aggregate of 9,465,919 stock options under the Omnibus Plan, 5,371 deferred shares or deferred stock units under the 1997 Plan, 763,386 deferred shares or deferred stock units under the Omnibus Plan, 684,045 performance shares under the Omnibus Plan and 78,826 deferred stock units credited to participant accounts under the Directors Plan. Does not include 119,332 outstanding restricted shares granted under the 1997 Plan and 5,883,196 outstanding restricted shares granted under the Omnibus Plan.

(3)

Weighted-average exercise price of outstanding options; excludes deferred shares, deferred stock units, deferred stock rights, performance shares and shares of restricted stock under the 1997 and Omnibus Plans, deferred stock units under the Directors Plan and rights to purchase shares under the ESPP.

(4)

Represents 137,746,013 shares under the Omnibus Plan, 22,422,519 shares under the ESPP (see Note 9 to the Company’s consolidated financial statements included in the 2015 Form 10-K and Exhibit 10.11 to the 2015 Form 10-K) and 2,004,050 shares under the Directors Plan.

(5)

These plans are the Company’s Non-U.S. Employee Stock Purchase Plan (the “Non-U.S. ESPP”) (see Note 9 to the Company’s consolidated financial statements in the 2015 Form 10-K and Exhibit 10.11 to the 2015 Form 10-K) and the Restoration Plan (see Note 10 to the Company’s consolidated financial statements in the Company’s 2015 Form 10-K and Exhibits 10.7 and 10.8 to the 2015 Form 10-K).

(6)	Includes 224,003 deferred stock units under the Restoration Plan referred to in footnote 5.

(7)

Outstanding equity consists solely of rights to purchase shares under the Non-U.S. ESPP and deferred stock units granted under the Restoration Plan; therefore, there is no weighted-average exercise price.

(8)	Represents shares available under the Non-U.S. ESPP.

56	The Home Depot 2016 Proxy Statement

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Our philosophy with respect to director compensation is to align the interests of non-employee directors with the interests of our shareholders. To implement this philosophy, our Corporate Governance Guidelines provide that the annual retainer for non-employee directors must be at least two-thirds equity. The Company presently provides 82% of each director’s annual retainer in Company equity. Furthermore, consistent with our Corporate Governance Guidelines, director equity awards stipulate that shares of Company stock must continue to be held until the director retires from the Board or for one year after Board service ends for any reason other than ordinary Board retirement (at or after age 72), death, disability or a change in control of the Company.

Each non-employee director who was a Board member during Fiscal 2015 received an annual retainer of $280,000 as of the date of the 2015 annual meeting, other than F. Duane Ackerman, who retired upon the expiration of his term at the 2015 annual meeting. The retainer was paid in the following manner:

•	$230,000 in the form of deferred shares granted under the Omnibus Plan; and
•	$50,000 in the form of cash or deferred stock units under the Directors Plan, at the election of the director.

The deferred shares and deferred stock units, together with dividend equivalents that accrue thereon, are payable in shares of the Company’s common stock following termination of Board service. Director compensation is paid for the 12-month period commencing with each annual meeting of shareholders. A pro rata portion of annual director compensation is paid to directors who become Board members after the annual meeting as follows: 100% for appointments on or before the six-month anniversary of the annual meeting, 50% after the six-month but not later than the nine-month anniversary of the annual meeting, and 25% after the nine-month anniversary of the annual meeting.

For Fiscal 2015, on the date of the 2015 annual meeting the non-employee directors who served as Chairs of the Board committees also received the following amounts:

Committee	Chair Retainer Amount
Audit	$25,000
Finance	$15,000
Leadership Development and Compensation	$20,000
Nominating and Corporate Governance	$15,000

For Fiscal 2015, the Chair retainer amounts were increased (from $15,000 for the Audit Committee Chair and $10,000 for the other Chairs) in recognition of the amount of work performed by the Committee Chairs and following benchmarking against the retainers paid by the Company’s Fortune 50 and retail peers (using the same peer groups used for purposes of executive compensation, as described in the Compensation Discussion and Analysis on page 32). The increase in the Chair retainers brought them from at or below the 25th percentile of the peer groups to the 50th percentile of the Fortune 50 and the 50th to 75th percentile of the retail peer group. Board committee Chair retainers were payable in cash or deferred stock units under the Directors Plan, at the election of the director.

In addition to the retainers and applicable committee Chair retainers described above, the Lead Director also receives $80,000 in the form of cash or deferred stock units under the Directors Plan. To meet the two-thirds equity requirement in the Corporate Governance Guidelines, the Lead Director must elect to receive at least 7.7% of the aggregate of his cash retainers in the form of deferred stock units under the Directors Plan, with the remainder paid in the form of cash or deferred stock units under the Directors Plan, at the election of the Lead Director. For Fiscal 2015, our Lead Director elected to receive 100% of his annual cash Board retainer in deferred stock units under the Directors Plan.

The Company also pays (or provides for reimbursement of) the travel and accommodation expenses of directors and, when requested by the Company, their spouses, to attend Board meetings, conduct store visits and participate in other corporate functions.

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DIRECTOR COMPENSATION

The Company maintains a program through which it will match up to $10,000 of charitable donations made by each director, including the Chairman, for each calendar year. The directors do not receive any financial benefit from this program because the charitable deductions accrue solely to the Company. Donations under the program are not made to any charity from which the director (or a party related to the director) directly or indirectly receives compensation.

The following table sets forth the compensation paid to or earned during Fiscal 2015 by our non-employee directors who served during Fiscal 2015.

DIRECTOR COMPENSATION
	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3) (5)	Option Awards ($)(5)	All Other Compensation ($)(4)	Total ($)
Name
F. Duane Ackerman(1)	–	–	–	–	–
Gerard J. Arpey	50,000	230,000	–	–	280,000
Ari Bousbib	65,000	230,000	–	–	295,000
Gregory D. Brenneman	130,000	230,000	–	10,000	370,000
J. Frank Brown	75,000	230,000	–	10,000	315,000
Albert P. Carey	70,000	230,000	–	10,000	310,000
Armando Codina	65,000	230,000	–	–	295,000
Helena B. Foulkes	50,000	230,000	–	10,000	290,000
Linda R. Gooden	50,000	230,000	–	–	280,000
Wayne M. Hewett	50,000	230,000	–	10,000	290,000
Karen L. Katen	50,000	230,000	–	–	280,000
Mark Vadon	50,000	230,000	–	10,000	290,000

(1)	Mr. Ackerman retired from our Board upon the expiration of his term at the 2015 annual meeting on May 21, 2015.

(2)

Fees earned or paid in cash vary because, in addition to the $50,000 annual retainer, they include retainers for Chair and Lead Director positions. Messrs. Bousbib, Brenneman, Brown, Carey, Codina, Hewett and Vadon and Ms. Foulkes deferred 100% and Ms. Gooden and Ms. Katen deferred 20% and 50%, respectively, of their annual cash Board retainers under the Directors Plan, which retainers were converted into stock units that are payable in shares of Company common stock following termination of Board service. Messrs. Bousbib, Codina and Carey deferred 100% of their committee Chair retainers. Dividend equivalents are credited on stock units in the Directors Plan at the same rate, and at the same time, that dividends are paid to shareholders.

(3)

Amounts set forth in the Stock Awards column represent the aggregate grant date fair value of awards granted in Fiscal 2015 computed in accordance with FASB ASC Topic 718. The grant date fair value of the deferred share award granted during Fiscal 2015 is set forth in the following table, computed in accordance with FASB ASC Topic 718 based on the closing stock price on the grant date. There were no deferred share forfeitures by the directors during Fiscal 2015.

Grant Date	Shares (#)	Value ($)	Directors Who Received
05/21/2015	2,053	230,000	Bousbib, Brenneman, Brown, Carey, Codina, Foulkes, Hewett, Katen, Vadon
08/05/2015	1,949	230,000	Arpey
10/05/2015	1,930	230,000	Gooden

(4)	Amounts reported reflect matching charitable contributions.

58	The Home Depot 2016 Proxy Statement

DIRECTOR COMPENSATION

(5)	As of the end of Fiscal 2015, our non-employee directors who served during Fiscal 2015 held the following outstanding equity:

Name	Restricted Stock	Deferred Shares	Deferred Stock Units	Shares Owned Outright	Shares Owned Indirectly	Total
F. Duane Ackerman(a)	–	–	–	–	–	–
Gerard J. Arpey	–	1,967	–	1,000	–	2,967
Ari Bousbib	–	61,009	15,532	10,000	–	86,541
Gregory D. Brenneman	1,332	75,808	28,217	5,000	50	110,407
J. Frank Brown	–	20,755	4,512	1,000	–	26,267
Albert P. Carey	–	53,707	6,561	1,100	–	61,368
Armando Codina	–	59,768	13,319	35,650	–	108,737
Helena B. Foulkes	–	8,237	1,790	313	–	10,340
Linda R. Gooden	–	1,938	84	380	–	2,402
Wayne M. Hewett	–	5,109	453	350	–	5,912
Karen L. Katen	–	61,009	11,797	6,500	–	79,306
Mark C. Vadon	–	12,341	2,682	16,095	–	31,118

(a)

All of Mr. Ackerman’s deferred shares and deferred stock units were distributed to him following his retirement pursuant to their terms. Because Mr. Ackerman has not been a director since May 21, 2015, he is no longer required to report ownership of equity of the Company that he holds.

The Home Depot 2016 Proxy Statement	59

LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

Each member of the LDC Committee is independent under SEC rules, NYSE listing standards and the Company’s Director Independence Standards set forth in the Company’s Corporate Governance Guidelines and attached as Appendix A to this Proxy Statement.

The LDC Committee acts under a written charter which sets forth its responsibilities and duties, as well as requirements for the LDC Committee’s composition and meetings. The LDC Committee’s primary responsibility is to (a) assist the Board in developing and evaluating potential candidates for executive positions, including the CEO, (b) oversee the development of executive succession plans and (c) approve compensation strategy, including the corporate goals and objectives relevant to the compensation of the Company’s senior executive officers, including the CEO, to ensure management is afforded appropriate incentives and rewarded appropriately for contributions to the Company’s growth and profitability and that the executive compensation strategy supports the Company’s objectives and shareholder interests.

The LDC Committee also oversees management’s decisions concerning the performance and compensation of other Company officers, administers the Company’s equity-based and incentive-based compensation plans, and regularly evaluates the effectiveness of the Company’s overall executive compensation program. In addition, the LDC Committee periodically reviews the compensation and benefits offered to non-employee directors and recommends changes as appropriate.

A more complete description of the LDC Committee’s functions is set forth in the LDC Committee charter, which is available on the Company’s website at http://corporategovernance.homedepot.com/committees and is also available in print upon request.

The LDC Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based upon such review and discussions, the LDC Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for Fiscal 2015.

This report has been furnished by the current members of the LDC Committee:

•	Albert P. Carey, Chair
•	Armando Codina
•	Helena B. Foulkes
•	Linda R. Gooden
•	Wayne M. Hewett

60	The Home Depot 2016 Proxy Statement

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table shows the Company common stock beneficially owned, as of March 4, 2016, by our directors, the named executive officers and our directors and executive officers as a group. Except as otherwise noted, the beneficial owners listed have sole voting and investment power with respect to the shares shown. An asterisk (*) in the Percent of Class column indicates beneficial ownership of less than 1%. The percentage ownership is based on the number of shares of our common stock outstanding as of March 4, 2016.

Name of Beneficial Owner	Total Beneficial Ownership(1)		Deferred Shares/ Stock Units(3)	Percent of Class
Craig A. Menear	877,805		9,119	*
Gerard J. Arpey	1,000		1,968	*
Ari Bousbib	10,000		76,541	*
Gregory D. Brenneman	46,382		104,026	*
J. Frank Brown	1,000		25,267	*
Albert P. Carey	1,100		60,269	*
Armando Codina	35,650		73,088	*
Helena B. Foulkes	313		10,029	*
Linda R. Gooden	380		2,022	*
Wayne M. Hewett	350		5,562	*
Karen L. Katen	6,500		72,807	*
Mark Vadon	16,095		15,024	*
Matthew A. Carey	253,824	(2)	3,844	*
Mark Q. Holifield	110,419		5,655	*
Marc D. Powers	26,000		3,721	*
Carol B. Tomé	960,783		22,731	*
Directors and executive officers as a group (21 people)	3,270,123		502,300	0.26%

(1)

Represents the number of shares beneficially owned, which includes equivalent shares credited under our FutureBuilder 401(k) Plan and restricted stock granted under the Omnibus Plan and the 1997 Plan. In addition, these amounts include shares subject to options exercisable within 60 days of March 4, 2016 as follows: Craig A. Menear – 748,338; Matthew A. Carey – 181,823; Mark Q. Holifield – 70,195; Marc D. Powers – 0; Carol B. Tomé – 375,688; and directors and executive officers as a group (21 people) – 1,919,773. Amounts in this column do not include shares to be received upon settlement of deferred stock units or deferred shares more than 60 days after March 4, 2016, which shares are reflected in the Deferred Shares/Stock Units column of the table. The deferred stock units and deferred shares have no voting rights. Our Securities Laws Policy requires directors and executive officers to pre-clear any pledge of shares of our common stock as security for any indebtedness (including any margin loans), and none of our directors or executive officers has any such pledged shares. Consistent with our anti-hedging policy, described more fully on page 40 of the Compensation Discussion and Analysis, none of our directors or executive officers has entered into any hedging transactions with regard to his or her ownership of our common stock.

(2)	This amount includes 13,731 shares held by a family trust.

(3)

These amounts reflect deferred shares and deferred stock units granted under the Omnibus Plan, deferred stock units granted under the Directors Plan, and stock units granted under the Restoration Plan. None of these amounts are included in the Percent of Class calculation above.

The Home Depot 2016 Proxy Statement	61

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table contains information about the number of shares of our common stock held as of December 31, 2015 by persons we know to be the beneficial owners of more than five percent of our outstanding common stock. The percentage ownership is based on the number of shares of our common stock outstanding as of March 4, 2016.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
Capital World Investors(1) 333 South Hope Street Los Angeles, CA 90071	86,291,153	6.9%
BlackRock, Inc.(2) 40 East 52nd Street New York, NY 10055	79,751,883	6.4%
The Vanguard Group, Inc.(3) 100 Vanguard Boulevard Malvern, PA 19355	73,747,144	5.9%

(1)

Beneficial ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 12, 2016 by Capital World Investors (“Capital World”), a division of Capital Research and Management Company. At that time, Capital World reported that it is deemed to be the beneficial owner of, and that it has sole voting and dispositive power as to, all of these shares.

(2)

Beneficial ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 10, 2016. BlackRock, Inc. reported that it has sole dispositive power as to all of these shares and sole voting power as to 67,978,064 of these shares.

(3)

Beneficial ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 11, 2016. The Vanguard Group, Inc. reported that it has sole dispositive power as to 71,220,288 of these shares, shared dispositive power as to 2,526,856 of these shares, sole voting power as to 2,378,522 of these shares and shared voting power as to 130,700 of these shares.

62	The Home Depot 2016 Proxy Statement

GENERAL

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of reports required to be filed with the SEC and NYSE and furnished to the Company during Fiscal 2015 by directors, officers or beneficial owners of more than ten percent of the outstanding shares of common stock of the Company pursuant to Section 16(a) of the Exchange Act, and a review of written certifications provided by them to the Company, we believe that our directors and executive officers timely complied with the requirements of Section 16(a) of the Exchange Act during Fiscal 2015.

SHAREHOLDER PROPOSALS OR DIRECTOR NOMINATIONS FOR 2017 ANNUAL MEETING

Proposals to Be Included in Next Year’s Proxy Statement

To be considered for inclusion in next year’s Proxy Statement and form of proxy and acted upon at the 2017 Annual Meeting of Shareholders, proposals by shareholders for business other than director nominations must be submitted in writing by December 5, 2016 and must comply with the other requirements of SEC Rule 14a-8. Director nominations to be considered for inclusion in next year’s Proxy Statement and form of proxy and acted upon at the 2017 Annual Meeting must be received no earlier than 150 calendar days (November 5, 2016) and no later than 120 calendar days (December 5, 2016) prior to the anniversary of the date this 2016 Proxy Statement was first sent to shareholders and must comply with the other requirements of our By-Laws. However, if next year’s annual meeting is to be held more than 30 days before or 30 days after the anniversary of this year’s annual meeting, notice of the nomination must be received not later than 120 days nor earlier than 150 days prior to next year’s annual meeting date, or by the tenth day following the Company’s public announcement of next year’s annual meeting date.

Proposals Not to Be Included in Next Year’s Proxy Statement

Our By-Laws also establish advance notice procedures with regard to shareholder proposals or director nominations that are not submitted for inclusion in the Proxy Statement, but that a shareholder instead wishes to present directly at the 2017 Annual Meeting. For all proposals of business other than director nominations to be considered at next year’s annual meeting but not included in the Proxy Statement, notice must be received no earlier than 120 calendar days (January 19, 2017) and no later than 90 calendar days (February 18, 2017) prior to the anniversary of this year’s annual meeting. However, if next year’s annual meeting is to be held more than 30 days before or 70 days after the anniversary of this year’s annual meeting, notice of the proposal must be received not later than 90 days nor earlier than 120 days prior to next year’s annual meeting date, or by the tenth day following the Company’s public announcement of next year’s annual meeting date.

A formal nomination by a shareholder of a candidate for election as a director to be considered at next year’s annual meeting but not included in the Proxy Statement must be in writing and received by our Corporate Secretary no earlier than 90 calendar days (February 18, 2017) and no later than 60 calendar days (March 20, 2017) prior to the anniversary of this year’s annual meeting. However, if next year’s annual meeting is to be held more than 30 days before or 70 days after the anniversary of this year’s annual meeting, notice of the nomination must be received not later than 60 days nor earlier than 90 days prior to next year’s annual meeting date, or by the tenth day following the Company’s public announcement of next year’s annual meeting date.

General Requirements

Each proposal submitted must be a proper subject for shareholder action at the meeting, and all proposals and nominations must comply with the requirements of our By-Laws. All proposals and nominations must be submitted to: Corporate Secretary, The Home Depot, Inc., 2455 Paces Ferry Road, Building C-22, Atlanta, Georgia 30339. The shareholder proponent must appear in person to present the proposal or nomination at the meeting or send a qualified representative to present such proposal or nomination. If a shareholder gives notice after the applicable deadlines or otherwise does not satisfy the relevant requirements of SEC Rule 14a-8 or our By-Laws, the shareholder will not be permitted to present the proposal or nomination for a vote at the meeting.

The Home Depot 2016 Proxy Statement	63

GENERAL

OTHER PROPOSED ACTIONS

We do not know of any matters to be acted upon at the Meeting other than those discussed in this Proxy Statement. If any other items or matters are properly presented before the Meeting, the proxy holders will vote on such matters in their discretion. A proxy granted by a shareholder will give discretionary authority to the proxy holders to vote on any matters introduced pursuant to these procedures, subject to applicable SEC rules.

SOLICITATION OF PROXIES

The Company is paying the full costs of the solicitation of proxies. Proxies may be solicited on behalf of the Board by mail, telephone, other electronic means or in person. D.F. King & Co., Inc. has been retained to assist in soliciting proxies at a fee of $21,250, plus expenses. We will also reimburse the expenses of brokers, nominees and fiduciaries who send proxies and proxy materials to our shareholders. Additionally, some of our directors, officers or employees may solicit shareholders by mail, telephone, other electronic means or in person. None of these persons will receive any additional or special compensation for doing so.

64	The Home Depot 2016 Proxy Statement

APPENDIX A

DIRECTOR INDEPENDENCE STANDARDS

At least two-thirds of the Board of Directors of The Home Depot, Inc. (the “Company”) shall be independent. No director shall qualify as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making such determination, the Board of Directors shall consider the factors identified below, as well as such other factors that the Board of Directors may deem relevant. A director will not be deemed independent if:

1.	the director is employed by the Company or any of its affiliates (as used herein, such term shall have the meaning set forth in Rule 144(a)(1) promulgated under the Securities Act of 1933, as amended) or was employed by the Company or any of its affiliates at any time during the preceding three years;

2.	the director is a member of the immediate family of an individual who is, or has been, employed by the Company or any of its affiliates as an executive officer (as used herein, such term shall have the same meaning as the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934 (the “Exchange Act”)) at any time during the preceding three years;

3.	(a) the director presently receives, or his or her immediate family member receives, more than $120,000 in any consecutive 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), or (b) the director or the director’s immediate family member had received such compensation during any consecutive 12-month period within the preceding three years;

4.	(a) the director or his or her immediate family member is presently a partner of a firm that is the Company’s internal or external auditor; (b) the director is presently an employee of such firm; (c) the director’s immediate family member is presently an employee of such firm and personally works on the Company’s audit; or (d) the director or his or her immediate family member was within the preceding three years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit during such three year period;

5.	(a) the director is presently an executive officer or an employee, or his or her immediate family member is an executive officer, of another company (including any tax-exempt organization) that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds $1 million or 2 percent of such other company’s consolidated gross revenues for its last fiscal year, whichever is greater, or (b) the Company and the company of which the director is an executive officer or employee or his or her immediate family member is an executive officer had such relationship within the preceding three years;

6.	the director is affiliated with, or his or her immediate family member is affiliated with, a paid advisor or consultant to the Company;

7.	the director has, or his or her immediate family member has, a personal services contract with the Company;

8.	the director has any interest in an investment that the director jointly acquired in conjunction with the Company;

9.	the director or his or her immediate family member is employed and compensated by a foundation, university or other nonprofit institution that has received significant charitable contributions from the Company that are disclosed or will be required to be disclosed in the Company’s proxy statement; and

10.	(a) the director is presently employed, or his or her immediate family member is presently employed, as an executive officer of another company where any of the Company’s present executive officers serves on that company’s compensation committee, or (b) such director or his or her immediate family member was employed in such capacity within the preceding three years.

The Home Depot 2016 Proxy Statement	A-1

APPENDIX A

DIRECTOR INDEPENDENCE STANDARDS

In addition to being independent as determined by the Board of Directors in accordance with the factors set forth above, (a) members of the Audit Committee may not (i) receive, directly or indirectly, any compensation other than directors’ fees from the Company, or (ii) be an “affiliated person” of the Company or any of its subsidiaries as such term is defined under Rule 10A-3 under the Exchange Act and (b) members of the Leadership Development and Compensation Committee (the “LDCC”) must qualify as “outside directors” as such term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and “non-employee directors” as such term is defined under Rule 16b-3 promulgated under the Exchange Act. In addition, members of the LDCC must meet the independence standards for compensation committee members under applicable New York Stock Exchange listing standards and cannot be executive officers of a public company at which an executive officer of the Company serves as a member of such public company’s compensation committee.

A-2	The Home Depot 2016 Proxy Statement

PRINTED ON RECYCLED PAPER

THE HOME DEPOT, INC. STORE SUPPORT CENTER BUILDING 2455 PACES FERRY ROAD ATLANTA, GA 30339-4024	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E04778-P74350 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE HOME DEPOT, INC.
The Board of Directors recommends a vote FOR all director nominees, and FOR Proposals 2 and 3.
1.	Election of Directors	For	Against	Abstain

	1a. Gerard J. Arpey	☐	☐	☐

	1b. Ari Bousbib	☐	☐	☐

	1c. Gregory D. Brenneman	☐	☐	☐

	1d. J. Frank Brown	☐	☐	☐

	1e. Albert P. Carey	☐	☐	☐

	1f. Armando Codina	☐	☐	☐

	1g. Helena B. Foulkes	☐	☐	☐

	1h. Linda R. Gooden	☐	☐	☐

	1i. Wayne M. Hewett	☐	☐	☐

	1j. Karen L. Katen	☐	☐	☐

	1k. Craig A. Menear	☐	☐	☐

	1l. Mark Vadon	☐	☐	☐

		For	Against	Abstain

2.	Ratification of the Appointment of KPMG LLP	☐	☐	☐

3.	Advisory Vote to Approve Executive Compensation	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposals 4 and 5.

4.	Shareholder Proposal Regarding Preparation of an Employment Diversity Report	☐	☐	☐

5.	Shareholder Proposal to Reduce the Threshold to Call Special Shareholder Meetings to 10% of Outstanding Shares	☐	☐	☐

For address changes, please check this box and write them on the back where indicated.				☐
Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

INFORMATION ABOUT THE HOME DEPOT, INC. 2016 ANNUAL MEETING OF SHAREHOLDERS

Directions to Cobb Galleria Centre are available by telephone at 770-955-8000 or on Cobb Galleria Centre’s website at www.cobbgalleria.com/directions.aspx

PLEASE BRING ADMISSION TICKET WITH VALID PICTURE I.D. TO PRESENT FOR ADMISSION

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

TIME:	WHO MAY VOTE:
9:00 a.m., Eastern Time on Thursday, May 19, 2016	You may vote if you were a shareholder of record as of the close of business on March 21, 2016.
PLACE:
Cobb Galleria Centre Two Galleria Parkway Atlanta, Georgia 30339	ANNUAL MEETING MATERIALS: A copy of the Proxy Statement and our 2015 Annual Report are available at http://reports.homedepot.com

DATE OF MAILING:
The Proxy Statement is first being mailed to shareholders on or about April 4, 2016.

By Order of the Board of Directors

Teresa Wynn Roseborough, Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 19, 2016:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

E04779-P74350

PROXY/VOTING INSTRUCTION
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2016 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2016

The undersigned shareholder hereby appoints Craig A. Menear and Teresa Wynn Roseborough, and each of them individually, attorneys and proxies for the undersigned with full power of substitution, to act with respect to and to vote all shares which the undersigned is entitled to vote, with the powers the undersigned would possess if personally present, at the 2016 Annual Meeting of Shareholders of The Home Depot, Inc., to be held at Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia, on Thursday, May 19, 2016, at 9:00 a.m., Eastern Time, and at any adjournments or postponements thereof, as directed on the reverse side with respect to the matters set forth on the reverse side, and with discretionary authority on all other matters that come before the meeting, all as more fully described in the Proxy Statement received by the undersigned shareholder. If no direction is made, the proxy will be voted: (a) “FOR” the election of the director nominees named on the reverse side, (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side and (c) in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

Participants in the Company’s retirement plans may vote their proportionate share of The Home Depot, Inc. common stock held in the plan, by signing and returning this card, or by voting electronically. By doing so, you are instructing the trustee to vote all of the shares at the meeting and at any adjournments or postponements thereof, as you have indicated with respect to the matters referred to on the reverse side. If this card is signed and returned without voting instructions, you will be deemed to have instructed the plan trustee to vote the shares (a) “FOR” the election of the nominees named on the reverse side, (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side and (c) in the discretion of the plan trustee upon such other matters as may properly come before the Annual Meeting. If this card is not returned or is returned unsigned, shares will be voted by the plan trustee in the same proportion as the shares for which voting instructions are received from other participants in the plan. If, however, voting instructions are not provided and you participate in one of the Company’s Canada-based retirement plans, or in a self-directed brokerage window of a U.S. retirement plan, the shares will not be voted.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

UNLESS VOTING ELECTRONICALLY OR BY PHONE,

PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
2016 The Home Depot Shareholder Meeting to Be Held on May 19, 2016.
Meeting Information
THE HOME DEPOT, INC.
Meeting Type: Annual Meeting

For holders as of: March 21, 2016

Date: May 19, 2016 Time: 9:00 a.m. EDT

	Location:	Cobb Galleria Centre
Two Galleria Parkway
Atlanta, GA 30339
THE HOME DEPOT, INC. STORE SUPPORT CENTER BUILDING 2455 PACES FERRY ROAD ATLANTA, GA 30339-4024

You are receiving this communication because you hold shares in The Home Depot, Inc.

This Notice is not a ballot or a form of proxy. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —
How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT	ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 5, 2016 to facilitate timely delivery.

— How To Vote —
Please Choose One of the Following Voting Methods

Vote In Person: To vote in person at the Meeting you will need to request a ballot to vote these shares. To attend the meeting, you will need to bring an admission ticket and valid picture identification. If the shares are registered in your name and you received this Notice, the Notice is your admission ticket.

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Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. See “How to Request and Receive a PAPER or E-MAIL Copy” above.

Voting Items

The Board of Directors recommends a vote FOR all director nominees, and FOR Proposals 2 and 3.

1.	Election of Directors

	1a.	Gerard J. Arpey

	1b.	Ari Bousbib

	1c.	Gregory D. Brenneman

	1d.	J. Frank Brown

	1e.	Albert P. Carey

	1f.	Armando Codina

	1g.	Helena B. Foulkes

	1h.	Linda R. Gooden

	1i.	Wayne M. Hewett

	1j.	Karen L. Katen

	1k.	Craig A. Menear

	1l.	Mark Vadon

2.	Ratification of the Appointment of KPMG LLP

3.	Advisory Vote to Approve Executive Compensation

The Board of Directors recommends a vote AGAINST Proposals 4 and 5.

4.	Shareholder Proposal Regarding Preparation of an Employment Diversity Report

5.	Shareholder Proposal to Reduce the Threshold to Call Special Shareholder Meetings to 10% of Outstanding Shares